Exhibit 99.2

Filed: 1/24/2019 3:36 PM
Clerk
Marion County, Indiana
INDIANA COMMERCIAL COURT

STATE OF INDIANA	)	MARION COUNTY SUPERIOR COURT
	)	SS:
COUNTY OF MARION	)	LEAD CAUSE NO. 49D01-1708-CT-033115
)
IN RE CELADON GROUP, INC.	)
SHAREHOLDER DERIVATIVE LITIGATION	) Consolidated with:
)
) Cause No. 49D06-1709-CT-033758
________________________________________	)
) Judge Heather Welch
) Civil Division 1
This Document Relates to:	) City-County Bldg., W-441
)
ALL Actions	)
)

STIPULATION OF SETTLEMENT
This Stipulation of Settlement dated as of January 4, 2019 (the “Stipulation”) is made and entered into by and among the following Parties: (1) plaintiff in the above-captioned consolidated derivative action, Michael Miles (“Plaintiff Miles”); (2) plaintiff in the shareholder derivative action pending in Delaware Court of Chancery titled Estrada v. Will, et al., Case No. 2017-0683-AGB, Nathaniel Estrada (“Plaintiff Estrada”) and (3) plaintiffs in the consolidated shareholder derivative action pending in the United States District Court for the Southern District of Indiana titled In re Celadon Group, Inc. Shareholder Derivative Litigation, Lead Case No. 1:18-cv-01424-TWP-DLP (consolidated with No. 1:18-cv-01868-SEB-DLP), Paul Brault and John Detlefsen, (“Plaintiff Brault and Plaintiff Detlefsen,” and, together with Plaintiff Miles and Plaintiff Estrada, the “Plaintiffs”); (4) nominal defendant Celadon Group, Inc. (“Celadon” or the “Company”); and (5) Paul A. Will, William Meek, Bobby L. Peavler, Kenneth L. Buck, Jr., Catherine A. Langham, Robert Long, and Michael Miller (collectively the “Individual Defendants,” and, together with Plaintiffs and Celadon, the “Parties”) by and through their counsel. Subject to the approval of the Court, this Stipulation is intended by the Parties to fully, finally and forever resolve, discharge, and settle the Actions (defined below) and the Released Claims (defined below), upon and subject to the terms and conditions hereof.1
WHEREAS:
A.          Plaintiffs have commenced the following derivative actions in this Court and other state and federal courts alleging that the Defendants breached fiduciary duties and committed other violations of state and/or federal law:
•        On August 28, 2017, Plaintiff Miles commenced in this Court the first-

1 Unless otherwise defined, capitalized words or terms used herein shall have the meanings ascribed to them in Paragraph 1 hereof titled “Definitions.”

filed action (the “Miles Complaint”), Lead Case No. 49D01-1708-CT-033115 (consolidated with Case No. 49D06-1709-CT-033758, filed on September 1, 2017, as In re Celadon Group, Inc. Shareholder Derivative Action), purporting to assert claims derivatively on behalf of Celadon (the “Indiana State Court Action”).2  In addition, pursuant to order of the Court in the Indiana State Action dated November 17, 2017 (the “November 17, 2017 Order”), Robbins Arroyo LLP was appointed Co-Lead Counsel for Plaintiffs in the Indiana State Court Action and (1) is authorized to speak for Plaintiffs on all matters regarding, inter alia, settlement negotiations, and (2) will designate, as contemplated under Paragraph 8 of the November 17, 2017 Order, the Miles Complaint as the Operative Complaint in the Indiana State Court Action.  Pursuant to the November 17, 2017 Order, Defendants’ counsel may rely upon all agreements made with any of Plaintiffs’ Co-Lead Counsel, or other duly authorized representative of Plaintiffs’ Co-Lead Counsel, and such agreements will be binding on Plaintiffs.
•       On September 26, 2017, Plaintiff Estrada commenced an action in the Delaware Court of Chancery, Estrada v. Will, et al., Case No. 2017-0683-AGB, purporting to assert claims derivatively on behalf of Celadon (the “Delaware Action”).
•       On May 8, 2018 and June 19, 2018, Plaintiff Brault and Plaintiff Detlefsen commenced actions in the United States District Court for the Southern District of Indiana, respectively, which have been consolidated under the caption In re Celadon Group, Inc. Shareholder Derivative Litigation, Lead Case No. 1:18-cv-01424-TWP-DLP (consolidated with No. 1:18-cv-01868-SEB-DLP), purporting to assert claims derivatively on behalf of Celadon (the “Indiana Federal Court Action,” and, together with the Indiana State Court Action and the

2 On September 1, 2017, another complaint was filed in the Marion Superior Court, Hermas v. Buck, et al., No. 49D06-1709-CT-033758, purporting to assert claims derivatively on behalf of Celadon (the “Hermas Complaint”).  The Hermas Complaint was consolidated into the Indiana State Court Action on November 16, 2017.

Delaware Action, the “Actions”).
B.          Plaintiffs, through Plaintiffs’ Settlement Counsel, conducted a thorough investigation relating to the claims, defenses, and underlying events and transactions that are the subject of the Actions.  This process included, among other things:  (i) reviewing and analyzing documents filed publicly by Celadon with the U.S. Securities and Exchange Commission (“SEC”); (ii) reviewing and analyzing publicly available information, including press releases, news articles, and other public statements issued by or concerning the Defendants; (iii) reviewing and analyzing research reports issued by financial analysts concerning Celadon; (iv) reviewing and analyzing pleadings filed in other pending litigation naming certain Defendants herein as defendants; (v) reviewing and analyzing documents and other confidential submissions provided by Celadon and/or the Individual Defendants in connection with the mediation (discussed below); (vi) researching the applicable law governing the Claims and potential defenses thereto; (vii) researching and drafting the respective shareholder derivative complaints filed in the Actions; (viii) researching corporate governance issues; (ix) preparing extensive settlement demands and corporate governance remedial measures proposals; (x) attending an in-person, full-day mediation and preparing comprehensive mediation statements in advance of the mediation; and (xi) engaging in extensive settlement discussions with Settling Defendants’ Counsel.
C.          In July 2018, the Parties engaged Robert A. Meyer, Esq. of JAMS (the “Mediator”), a well-respected and highly experienced mediator, to assist them in exploring a potential negotiated resolution of the Actions.  On August 9, 2018, counsel for the Parties attended an in-person, all-day mediation session with the Mediator in New York, New York in an attempt to reach a settlement.  The mediation involved an extended effort to settle the claims and was preceded by the exchange of mediation statements and other information by the Parties, as well as Plaintiffs’ submission of extensive settlement demands.  The Parties did not resolve the Actions at the August 9, 2018 mediation session, but continued discussions thereafter with Mr. Meyer’s input.  The Parties reached an agreement in principle to settle the claims against the Settling Defendants alleged in the Actions on August 15, 2018, pursuant to the terms set forth in a settlement term sheet, which became effective when executed by all parties as of September 26, 2018.
D.          After reaching an agreement on the remedial governance measures set forth at Exhibit A attached hereto and other material terms of this Stipulation, the Parties negotiated at arm’s-length the attorneys’ fees and reimbursement of expenses to be paid to Plaintiffs’ Counsel. Following extensive discussions with the aid of the Mediator, on August 24, 2018, the Parties agreed to a “Mediator’s proposal” made by the Mediator with respect to attorneys’ fees and reimbursement of expenses to be paid to Plaintiffs’ Counsel, subject to the approval of the Court.
E.          This Stipulation, the provisions herein, and the Settlement shall not be construed or deemed to be, or offered or received in evidence as, a presumption, a concession or an admission of any fault, liability, or wrongdoing or damage whatsoever by any Defendant, or any infirmity in the defenses that the Defendants could have asserted in the Actions.  Nothing herein shall in any way preclude, prohibit, or affect any Defendant’s right to deny that any claims advanced in any of the Actions had merit.  Each Individual Defendant denies that he or she engaged in any wrongdoing or committed or caused any act or omission giving rise to any liability or violation of law, including the U.S. securities laws.  In addition, each Individual Defendant denies Plaintiffs’ allegations as to himself or herself.
F.          In deciding to settle the Actions, the Settling Defendants have concluded that further conduct of the Actions would be burdensome, protracted, and expensive.  The Settling Defendants also have taken into account the uncertainty and risks inherent in any litigation, especially in complex cases like the Actions.  The Settling Defendants have, therefore, determined that it is desirable that the Actions be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation.
G.          The independent non-defendant directors of Celadon's Board of Directors, in exercising their business judgment, have approved the Settlement and each of its terms as in the best interest of Celadon.
H.          Celadon and its Board of Directors also acknowledge that the filing, prosecution, and resolution of the Actions were a substantial contributing factor in the Board's adoption, implementation, and maintenance of the remedial governance measures described at Paragraph 2 below and in Exhibit A, and that the measures confer a substantial benefit upon the Company.
I.          Plaintiffs believe that the claims asserted in the Actions have substantial merit and that the information developed to date supports the claims asserted, and Plaintiffs’ entry into this Stipulation and Settlement is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the allegations and claims asserted in the Action.  However, Plaintiffs and Plaintiffs’ Settlement Counsel recognize the expense and length of continued proceedings necessary to prosecute the Actions through trial and appeals.  Each Individual Defendant has denied that he or she breached any fiduciary duty or committed a violation of law.  Plaintiffs and Plaintiffs’ Settlement Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as the Actions, as well as the difficulties and delays inherent in such litigation, and are mindful of the problems of proof and the possible defenses to the claims and damages alleged in the Actions.

Finally, Plaintiffs and Plaintiffs’ Settlement Counsel have considered Celadon’s financial condition and circumstances, and the potential impact on the Company of indemnifying and/or advancing fees and expenses to each of the Individual Defendants in the event that litigation of the Actions continued as well as the terms and limits of applicable insurance
J.          Plaintiffs and Plaintiffs’ Settlement Counsel identified and negotiated the remedial governance measures set forth at Exhibit A to the Stipulation in order to address issues giving rise to the claims alleged in the Actions.  Plaintiffs and Plaintiffs’ Settlement Counsel therefore believe that the adoption of such remedial governance measures will confer substantial benefits on the Company and its shareholders.  Based on Plaintiffs’ Settlement Counsel’s thorough investigation, review, analysis, and evaluation of the relevant facts and circumstances, allegations, defenses, and controlling legal principles, Plaintiffs and Plaintiffs’ Settlement Counsel have determined that it is desirable to settle the Actions upon the terms and subject to the conditions set forth in this Stipulation.  Plaintiffs and Plaintiffs’ Settlement Counsel believe that the Settlement is fair, reasonable and adequate, confers substantial benefits upon Celadon, and is in the best interests of Celadon and the Celadon Shareholders.
NOW THEREFORE, without any concession by Plaintiffs that the Actions lack merit, and without any concession by any of the Settling Defendants of any liability or wrongdoing or lack of merit in their defenses, IT IS HEREBY STIPULATED AND AGREED, by and among the Parties, through their respective attorneys, subject to approval by the Court, that, in consideration of the benefits flowing to the Parties, the Actions and all Released Claims and all Released Persons’ Claims, as against all Released Persons and Released Plaintiff Parties, respectively, shall be fully, finally, and forever compromised, settled, released, discharged, and dismissed with prejudice, and without costs, upon and subject to the following terms and conditions:
DEFINITIONS
1.          To the extent not otherwise defined herein, as used in this Stipulation, the following terms have the meanings specified below.  In the event of any inconsistency between any definitions set forth below and any definition in any other document related to the Settlement, the definition set forth below shall control.
a.          “Actions” means, collectively, the Indiana State Court Action, the Delaware Action, and the Indiana Federal Court Action.
b.          “Celadon Shareholder” means any Person with a beneficial interest in Celadon common stock.
c.          “Defendants” means the Individual Defendants, Celadon, and BKD, LLP (“BKD”).
d.          “Delaware Court” means the Court of Chancery of the State of Delaware.
e.          “Effective Date” means the first date by which all of the events and conditions specified in Paragraph 19 of this Stipulation have occurred.
f.          “Escrow Account” means an interest-bearing escrow account to be established and maintained by Plaintiffs’ Settlement Counsel or their agent for the purpose of payment of the Fee and Expense Amount, as provided in Paragraphs 8 and 9 of this Stipulation.
g.          “Execution Date” means the date that this Stipulation has been signed by all the signatories hereto through their counsel.
h.          “Fee and Expense Amount” means the total principal amount of Five Hundred Fifty Thousand U.S. dollars ($550,000.00) that Celadon shall cause to be paid into the Escrow Account pursuant to Paragraphs 8 and 9 of the Stipulation.
i.          “Final,” with respect to a court order, means the later of: (i) if there is an appeal from a court order, the date of final affirmance on appeal and the expiration of the time for any further judicial review whether by appeal, reconsideration, a petition for transfer, or a petition for a writ of certiorari and, if transfer or certiorari is granted, the date of final affirmance of the order following review pursuant to the grant; or (ii) the date of final dismissal of any appeal from the order or the final dismissal of any proceeding on petition for transfer or certiorari to review the order; or (iii) the expiration of the time for the filing or noticing of any appeal from the order (or, if the date for taking an appeal or seeking review of the order shall be extended beyond this time by order of the issuing court, by operation of law or otherwise, or if such extension is requested, the date of expiration of any extension if any appeal or review is not sought), without any such filing or noticing being made.  However, any appeal or proceeding seeking subsequent judicial review pertaining solely to the Court’s award of attorneys’ fees or expenses, shall not in any way delay or affect the time set forth above for the Judgment to become Final or otherwise preclude the Judgment from becoming Final.
j.          “Hermas’ Counsel” means Kessler Topaz Meltzer & Check, LLP, and Price Waicukauski Joven & Catlin, LLC.
k.         “Judgment” means the proposed order and judgment to be entered by the Court approving the Settlement, substantially in the form attached as Exhibit B hereto
l.          “Immediate Family” means spouse, domestic partner, parents, grandparents, children, and grandchildren.
m.        “Indiana State Court” means the Indiana Commercial Court, Marion County Superior Court.
n.         “Indiana Federal Court” means the United States District Court for the Southern District of Indiana.

o.        “Individual Defendants” means Paul A. Will, William Meek, Bobby L. Peavler, Kenneth L. Buck, Jr., Catherine Langham, Robert Long, and Michael Miller.
p.        “Notice” means the notice of the Settlement that, subject to the Court’s approval, shall be provided by Celadon substantially in the form attached as Exhibit C hereto and in the manner set forth in Paragraph 4 of this Stipulation.
q.        “Parties” means Plaintiffs, Celadon, and the Individual Defendants, and “Party” means any one of them.
r.         “Person” means any individual, corporation (including all divisions and subsidiaries), limited liability company, professional corporation, general or limited partnership, limited liability partnership, association, joint stock company, joint venture,  estate, legal representative, trust, unincorporated association, and any other business or legal entity, together with the spouses, heirs, predecessors, successors, representatives, or assigns of any of the foregoing.
s.         “Plaintiffs” means Plaintiffs Miles, Estrada, Brault, and Detlefsen.
t.         “Plaintiffs’ Counsel” means The Brown Law Firm, P.C., Zamansky LLC, Robbins Arroyo LLP, the Rosen Law Firm, P.A., Johnson Jensen LLP, Shartzer Law Firm, LLC, and Bayard, P.A.
u.         “Plaintiffs’ Settlement Counsel” means The Brown Law Firm, P.C., Zamansky LLC, Robbins Arroyo LLP, and the Rosen Law Firm, P.A.
v.         “Preliminary Approval Order” means the proposed Order Granting Preliminary Approval of Settlement, Approving Form and Manner of Notice, and Setting Settlement Hearing Date, which, subject to the approval of the Court, shall be substantially in the form attached hereto as Exhibit D.

w.          “Released Claims” means any and all claims, rights, demands, disputes, causes of action or liabilities of any kind, nature and character whatsoever, whether based on state, local, federal, statutory or common law, or any other law, rule or regulation, whether foreign or domestic, whether fixed or contingent, accrued or unaccrued, liquidated or unliquidated, at law or in equity, matured or unmatured, whether known or unknown including, without limitation, Unknown Claims (as defined below) (collectively, “Claims”) against any of the Released Persons that (i) were asserted or alleged in any of the complaints filed in the Actions, or (ii) could have been, or could in the future be, asserted or alleged in the Actions or in any other forum or proceeding by any Person (including but not limited to Plaintiffs) derivatively on behalf of Celadon, or by Celadon itself, and arise out of, or are related, directly or indirectly, in any way, to any of the allegations, transactions, facts, matters, actions, practices, conduct, events, disclosures, non-disclosures, occurrences, representations, statements, misrepresentations, acts, omissions, or failures to act that were asserted or alleged in any of the complaints filed in the Actions and relate to Celadon; provided, however, that Released Claims do not include (i) Claims relating to the enforcement of the Settlement; (ii) any federal securities law claims currently asserted in the class action entitled In re Celadon Group, Inc. Securities Litigation, Case No. 17-cv-02828-JFK (S.D.N.Y.); (iii) any governmental or regulatory agency’s claims, if any, in any criminal or civil action against any of the Released Persons, or the potential to recover therefrom; (iv) any rights or Claims by any Released Person relating to contribution, indemnification and/or advancement of legal fees and expenses from Celadon or its affiliates, and any defenses, counterclaims, and/or cross-claims by any Released Person relating thereto; or (v) any rights or Claims by any Released Person for insurance coverage from insurers or any insurance policy under which any Released Person may be covered, or any defenses by such insurers relating thereto.
x.          “Released Persons” means (a) Celadon, (b) the Individual Defendants, (c) any person, partnership, firm, corporation, limited liability company, trust, or other entity or organization in which Celadon or any Individual Defendant has a controlling interest, and (d) with respect to each of the Persons in subsections (a), (b), and (c), their respective past or present directors, officers, employees, insurers, attorneys, partners, principals, trustees, affiliates, subsidiaries, parents, successors, predecessors, heirs, Immediate Family, and any trust of which any Individual Defendant is the settlor or which is for the benefit of any Individual Defendant’s Immediate Family.  For the avoidance of doubt, Released Persons (i) include Leslie Tarble (“Tarble”) and Michael Gabbei (“Gabbei”), who, together with the Individual Defendants, were named as defendants in the Hermas Action only, and (ii) does not include BKD, which was named as a defendant in the Delaware Action and the Indiana Federal Action. The Parties agree that Tarble and Gabbei are express third-party beneficiaries of this Stipulation and shall be entitled to enforce the Stipulation with the same rights and remedies as if first-party signatories hereto.
y.          “Released Persons’ Claims” means all Claims against the Released Plaintiff Parties or Celadon that (i) were asserted or alleged in any of the complaints filed in the Actions, or (ii) could have been, or could in the future be, asserted or alleged in any of the Actions or in any other forum or proceeding by any of the Released Persons and arise out of, or are related, directly or indirectly, in any way, to any of the allegations, transactions, facts, matters, actions, practices, conduct, events, disclosures, non-disclosures, occurrences, representations, statements, misrepresentations, acts, omissions, or failures to act that were asserted or alleged in any of the complaints filed in the Actions and relate to Celadon, including

Claims arising out of, relating to, or in connection with the institution, prosecution, or settlement of the Released Claims, provided, however, that Released Persons’ Claims do not include (i) Claims relating to the enforcement of the Settlement; (ii) any federal securities law claims currently asserted in the class action entitled In re Celadon Group, Inc. Securities Litigation, Case No. 17-cv-02828-JFK (S.D.N.Y.); (iii) any governmental or regulatory agency’s claims, if any, in any criminal or civil action against any of the Released Persons, or the potential to recover therefrom; (iv) any rights or Claims by any Released Person relating to contribution, indemnification and/or advancement of legal fees and expenses from Celadon or its affiliates, and any defenses, counterclaims, and/or cross-claims by any Released Person relating thereto; or (v) any rights or Claims by any Released Person for insurance coverage from insurers or any insurance policy under which any Released Person may be covered, or any defenses by such insurers relating thereto.
z.           “Released Plaintiff Parties” means the Plaintiffs, Plaintiffs’ Counsel, and each of their respective past or present directors, officers, employees, insurers, attorneys, partners, principals, trustees, affiliates, subsidiaries, parents, successors, predecessors, general or limited partners or partnerships, and limited liability companies, Immediate Family members, and heirs, as well as any trust of which any Released Plaintiff Party is the settlor or which is for the benefit of any of their Immediate Family members.
aa.          “Settlement” means the settlement embodied in this Stipulation.
bb.          “Settling Defendants” means Celadon and the Individual Defendants.
cc.          “Settling Defendants’ Counsel” means Perkins Coie LLP, Latham & Watkins LLP, Miller & Martin PLLC, Goodwin Procter LLP, Hoover Hull Turner, LLP, Ice Miller LLP, Wooden & McLaughlin LLP, and Lewis Wagner, LLP.

dd.         “Settlement Hearing” means the final hearing to be held by the Court to determine whether the proposed Settlement is fair, reasonable, and adequate and should be approved.
ee.         “Stipulation” means this Stipulation of Settlement.
ff.          “Summary Notice” means the summarized Notice substantially in the form attached as Exhibit C-1 hereto and in the manner set forth in Paragraph 4 of this Stipulation.
gg.         “Unknown Claims” means any Released Claims and/or Released Persons’ Claims that Plaintiffs, Celadon, any Celadon Shareholder (claiming in the right of, or on behalf of, Celadon), any Released Person, and/or any other Person does not know or suspect to exist in his, her or its favor at the time of the release of the Released Persons and Released Plaintiff Parties which, if known by him, her or it, might have affected his, her or its settlement with and release of the Released Persons and/or the Released Plaintiff Parties, or might have affected his, her or its decision not to object to this Settlement.  Unknown Claims include those Claims in which some or all of the facts comprising the claim may be suspected, or even undisclosed or hidden.  With respect to any and all Released Claims and Released Persons’ Claims the Parties stipulate and agree that, upon the Effective Date, they shall expressly waive, and every Celadon Shareholder shall be deemed to have, and by operation of the Final Judgment shall have, expressly waived the provisions, rights, and benefits of California Civil Code § 1542, which provides:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

The Parties shall expressly waive, and every Celadon Shareholder shall be deemed to have, and by operation of the Final Judgment shall have, expressly waived any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law or foreign law, which is similar, comparable or equivalent in effect to California Civil Code § 1542.  The Parties and/or any Celadon Shareholder may hereafter discover facts, legal theories, or authorities in addition to or different from those which he, she, or it now knows or believes to be true with respect to the subject matter of the Released Claims and/or the Released Persons’ Claims, but the Parties shall expressly have, and every Celadon Shareholder shall be deemed to have, and by operation of the Final Judgment shall have, fully, finally, and forever settled and released any and all Released Claims and/or Released Persons’ Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed, upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, reckless, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts, legal theories, or authorities.  The Parties acknowledge, and every Celadon Shareholder shall be deemed by operation of the Final Judgment to have acknowledged, that the inclusion of “Unknown Claims” in the definition of Released Claims and Released Persons’ Claims was separately bargained for and a key element of the Settlement.
REMEDIAL GOVERNANCE MEASURES
2.          Not later than thirty (30) days after the Effective Date, Celadon’s Board of Directors will adopt by resolution, or other means as appropriate, the remedial governance measures set forth in Exhibit A hereto and incorporated by reference herein.  These measures shall remain in effect for not less than six (6) years and have been approved by Celadon’s entire Board of Directors.  Celadon and its Board of Directors acknowledge that the filing, prosecution, and resolution of the Actions were a substantial contributing factor in the adoption, implementation, and maintenance of these agreed upon remedial governance measures, and that the measures confer a substantial benefit upon Celadon.
PROCEDURE FOR IMPLEMENTING THE SETTLEMENT
          3.          Promptly after the Execution Date, counsel for Plaintiff Miles shall submit the Stipulation together with its Exhibits to the Court, and shall make a motion, which shall be unopposed by Celadon and the Individual Defendants, for entry of the Preliminary Approval Order and for the entry of the Judgment pursuant to Indiana Trial Rule 23.1 after the conduct of the Settlement Hearing.  Such motion shall be supported by a memorandum of law submitted by counsel for Plaintiff Miles.  The motion shall request, inter alia, preliminary approval of the Settlement set forth in the Stipulation, approval of the Notice to Celadon Shareholders, as well as a date for the Settlement Hearing at which the Court will decide whether to grant final approval of the Settlement.
          4.          Subject to Court approval, within ten (10) days of the Court’s entry of the Preliminary Approval Order, Celadon shall provide notice of the Settlement set forth in this Stipulation to Celadon Shareholders by (a) filing a Form 8-K with the SEC that includes the Notice and Stipulation, and (b) posting a copy of the Notice and the Stipulation on the “Investor” section of Celadon’s corporate website, which documents shall remain posted on the Company’s corporate website through the Effective Date of the Settlement.  Celadon also shall cause the Summary Notice to be published once in Investor’s Business Daily or in a press release on GlobeNewswire.  Celadon shall be solely responsible for paying the costs and expenses related to providing the notice set forth in this Paragraph.  The Parties believe the content and manner of such notice constitutes adequate and reasonable notice to Celadon Shareholders pursuant to applicable law.

5.          Within five (5) business days after the filing of this Stipulation with the Court, Plaintiff Estrada shall file appropriate papers with the Delaware Court that: (a) inform the Delaware Court of the Parties’ Settlement and this Stipulation; and (b) request a stay of the Delaware Action pending final approval of this Stipulation by this Court.  Within five (5) business days of the Judgment becoming Final, Plaintiff Estrada shall file a stipulation and proposed order of dismissal of the Delaware Action with prejudice pursuant to Delaware Court of Chancery Rules 23.1 and 41(a).  The Settlement set forth in this Stipulation is conditioned upon the Delaware Court’s entry of an order dismissing the Delaware Action with prejudice and such order becoming Final.
6.          Within five (5) business days after the filing of this Stipulation with the Court, Plaintiff Brault and Plaintiff Detlefsen shall file appropriate papers with the Indiana Federal Court that: (a) inform the Indiana Federal Court of the Parties’ Settlement and this Stipulation; and (b) request a stay of the Indiana Federal Court Action pending final approval of this Stipulation by this Court.  Within five (5) business days of the Judgment becoming Final, Plaintiff Brault and Plaintiff Detlefsen shall file a Notice of Voluntary Dismissal with Prejudice under Rule 41 of the Federal Rules of Civil Procedure.  The Settlement set forth in this Stipulation is conditioned upon the Indiana Federal Court’s entry of an order dismissing the Indiana Federal Court Action with prejudice and such order becoming Final.
7.          Although Plaintiff Hermas in the consolidated action in this Court is not a party to this Stipulation, contemporaneously with the filing of Plaintiff Miles’ motion requesting entry of the Preliminary Approval Order, Plaintiff Hermas has agreed to file a notice of non-objection to the designation of the Miles Complaint as the Operative Complaint and acknowledgement that the claims asserted in Plaintiff Hermas’ Complaint will be released and the Hermas Complaint dismissed with prejudice as a result of the designation of the Miles Complaint as the Operative Complaint and the Settlement and entry of Final Judgment in the Indiana State Court Action.  The Settlement set forth in this Stipulation is conditioned upon this Court’s dismissal with prejudice of the Hermas Complaint upon entry of the Judgment and such dismissal becoming Final.
ATTORNEYS’ FEES AND EXPENSES
8.          In recognition of the initiation, prosecution, pendency, and settlement of the Actions, which were a substantial contributing factor in the remedial governance measures set forth in Exhibit A and incorporated herein, Celadon shall cause to be paid to Plaintiffs’ Settlement Counsel the Fee and Expense Amount ($550,000.00), subject to the Court’s approval. The independent non-defendant directors of Celadon's Board of Directors, in exercising their business judgment, have approved the Fee and Expense Amount as fair and reasonable in light of the substantial benefits conferred upon Celadon as a result of the Settlement and Plaintiffs' Counsel's efforts in this litigation.  The Fee and Expense Amount, as approved by the Court, shall cover all fees and expenses incurred by Plaintiffs’ Counsel (and Hermas’ Counsel) in connection with the Actions and this Settlement. Plaintiffs may request that the Court allocate a portion of the Fee and Expense Amount to each of the Plaintiffs not to exceed $1,500 each as service awards (“Service Awards”), but in no event will Celadon or the Individual Defendants be responsible for any Fee and Expense Amount and Service Award amounting to more than the collective sum of $550,000.00.
9.          Within twenty (20) business days after the Court’s entry of the Preliminary Approval Order, Celadon shall cause the Fee and Expense Amount to be paid via bank wire to the Escrow Account.  Within ten (10) business days after the issuance of an order from this Court approving and issuing the Fee and Expense Amount, the Fee and Expense Amount shall be released to Plaintiffs’ Settlement Counsel notwithstanding the existence of any timely filed objections thereto, or potential for appeal therefrom, or collateral attack on the Settlement or any part thereof, subject to appropriate undertakings by Plaintiffs’ Counsel to repay those amounts to Celadon if such award is reduced or reversed in whole or in part on appeal or further review.
10.          Plaintiffs’ Settlement Counsel will allocate the Fee and Expense Amount among themselves, other Plaintiffs’ Counsel, and Hermas' Counsel in the manner in which they have agreed.  If, and when, as a result of any appeal and/or further proceedings on remand, or successful collateral attack or otherwise, the Fee and Expense Amount is overturned, reduced or does not become Final for any reason, or if the Settlement is terminated, not approved by the Court, or otherwise does not become effective pursuant to Paragraph 19 hereof, then, within ten (10) business days after receiving notice from Celadon’s counsel or from a court of appropriate jurisdiction of such event, Plaintiffs’ Counsel shall refund to Celadon in an amount consistent with such reversal or modification, the portion of the Fee and Expense Amount paid to them.
11.          Plaintiffs’ Settlement Counsel, as a condition of receiving such Fee and Expense Amount, on behalf of itself and each partner and/or shareholder of it, agrees that each of Plaintiffs’ Settlement Counsel’s law firms, and its partners and/or shareholders, are subject to the jurisdiction of the Court for the purpose of enforcing the provisions of this Stipulation.
12.          The Settlement shall not be conditioned upon the Court approving any specific amount of attorneys’ fees and reimbursement of expenses.
13.          The Settling Defendants shall not have any responsibility to make any payment in connection with the Settlement other than Celadon’s obligation to cause the Fee and Expense Amount to be paid as set forth in Paragraphs 8 and 9 above.
FINAL JUDGMENT APPROVING THE SETTLEMENT
14.          The releases, remedial governance measures, and other agreements set forth in this Stipulation are (a) in full and final disposition and settlement of the Actions with respect to the Released Persons, the Released Plaintiff Parties, and any and all Released Claims and Released Persons’ Claims; and (b) subject to approval by the Court and the Judgment reflecting such approval becoming Final.  At the Settlement Hearing, Plaintiffs’ Settlement Counsel shall request entry of the Judgment, substantially in the form attached hereto as Exhibit B.
RELEASES
15.          By operation of the Judgment, as of the Effective Date, Plaintiffs, Celadon, and all Celadon Shareholders, on behalf of themselves and each of their respective heirs, executors, trustees, administrators, predecessors, successors, and assigns, shall be deemed to have fully, finally, and forever waived, released, relinquished, discharged, and dismissed with prejudice each and every one of the Released Claims against each and every one of the Released Persons and shall forever be barred and enjoined from commencing, instituting, asserting, prosecuting, participating in, or maintaining any of the Released Claims against any of the Released Persons.
16.          By operation of the Judgment, as of the Effective Date, Plaintiffs, solely in their individual capacities and not derivatively on behalf of Celadon, on behalf of themselves and each of their respective heirs, executors, trustees, administrators, predecessors, successors, and assigns, shall be deemed to have fully, finally, and forever waived, released, relinquished, discharged, and dismissed with prejudice any and all Claims against BKD that Plaintiffs (i) asserted or alleged in any of the complaints filed in the Actions, or (ii) could have asserted or alleged in the Actions or in any other forum and arise out of, or are based upon, any of the allegations, transactions, facts, matters, actions, practices, conduct, events, disclosures, non-disclosures, occurrences, representations, statements, acts, omissions, or failues to act that were asserted or alleged in any of the complaints filed in the Actions and relate to Celadon (the “Released BKD Claims”), and shall forever be barred and enjoined from commencing, instituting, asserting, prosecuting, participating in, or maintaining any of the Released BKD Claims against BKD.
17.           By operation of the Judgment, as of the Effective Date, the Released Persons, on behalf of themselves and each of their respective heirs, executors, trustees, administrators, predecessors, successors, and assigns, shall be deemed to have fully, finally, and forever waived, released, discharged, and dismissed each and every one of the Released Persons’ Claims against each and every one of the Released Plaintiff Parties and Celadon and shall forever be barred and enjoined from commencing, instituting, prosecuting, participating in, or maintaining any of the Released Persons’ Claims against any of the Released Plaintiff Parties and Celadon.
18.          Plaintiffs, through their respective counsel, represent that they have been provided with a copy of this Stipulation, including its Exhibits, and each consents to its terms.
CONDITIONS OF SETTLEMENT; EFFECT OF DISAPPROVAL, CANCELLATION OR TERMINATION
19.          The Effective Date of this Stipulation, and the Settlement incorporated herein, shall be the date on which all of the following conditions shall have occurred:
a)	final approval by the Court of the Settlement in accordance with the procedures set forth in this Stipulation;
b)	entry by the Court of the Judgment in all material respects in the form substantially set forth in Exhibit B, and the Judgment becoming Final;
c)
if the circumstances described in Paragraphs 20, 22, or 23 occur, the expiration of the time for Plaintiffs on the one hand, or the Settling Defendants on the other, to exercise the termination rights provided in the applicable Paragraph(s) without the termination rights being exercised; and

d)
filing of appropriate voluntary papers to dismiss the Delaware Action, the Indiana Federal Action, and the Hermas

Complaint, and such dismissals becoming Final.  The Parties acknowledge that the Settlement pursuant to this Stipulation is conditioned on the Delaware Action, the Indiana Federal Court Action, and the Hermas Complaint being dismissed with prejudice and those dismissals becoming Final.

20.          Plaintiffs on the one hand and the Settling Defendants on the other shall each have the right to terminate the Settlement, and thereby this Stipulation, by providing written notice of their election to do so (“Termination Notice”) to all other Parties hereto within thirty (30) calendar days of:
a)	the Court’s declining to enter the Preliminary Approval Order in any respect that the terminating Party reasonably and in good faith believes is materially adverse to it;
b)	the Court refusing to approve the Settlement as set forth in this Stipulation in any respect that the terminating Party reasonably and in good faith believes is materially adverse to it;
c)	the Court’s declining to enter the Judgment in any respect that the terminating Party reasonably and in good faith believes is materially adverse to it;
d)
the date upon which the Judgment is modified or reversed by a court of competent jurisdiction in any respect that the terminating Party reasonably and in good faith believes is materially adverse to it; or

e)	the Effective Date cannot otherwise occur.

21.          Notwithstanding anything above, Plaintiffs may not terminate the Settlement based on the amount of attorneys’ fees and/or expenses awarded by the Court.
22.          The Settling Defendants shall have the right to terminate this Settlement, and thereby this Stipulation, by providing a Termination Notice to all other Parties within thirty (30) calendar days of the occurrence of any of the following events (the occurrence of each such event shall constitute independent and separate grounds for termination, and the time by which a Termination Notice shall be provided shall run separately from the occurrence of each such event):
a)
Plaintiff Estrada fails to file the appropriate papers with the Delaware Court as provided in Paragraph 5 of this

Stipulation, or the Delaware Action is not dismissed with prejudice, or such dismissal with prejudice does not become

Final;

b)
Plaintiff Brault and Plaintiff Detlefsen fail to file the appropriate papers with the Indiana Federal Court as provided in Paragraph 6 of this Stipulation, or the Indiana Federal Court Action is not dismissed with prejudice, or such dismissal with prejudice does not become Final; or

c)
The Hermas Complaint is not voluntarily dismissed with prejudice by the Court as provided in Paragraph 7 of this Stipulation, or otherwise dismissed with prejudice by this Court, or such dismissal with prejudice does not become Final

23.          Plaintiffs shall have the option to terminate the Settlement, and thereby this Stipulation, in the event that Bankruptcy Proceedings are filed by or against Celadon (a) at any time prior to the entry of Judgment approving the Settlement, or (b) within ninety (90) days thereafter, provided that Plaintiffs shall have transmitted a Termination Notice to all other Parties within thirty (30) calendar days of such bankruptcy filing.
24.          In the absence of any of the events enumerated in Paragraphs 20, 22, or 23 above, no Party shall have the right to terminate the Stipulation for any reason.
25.          If the Settlement is terminated by Plaintiffs or the Settling Defendants (a “Termination”): (a) the Settlement shall be without force and effect upon the rights of the Parties, and none of its terms (other than this Paragraph and Paragraphs 10-11, 26-27, 31, 34-36, 38-42, and 48) shall be effective or enforceable; (b) the Parties shall revert to their litigation positions immediately prior to the Execution Date and no claims, rights or defenses, whether legal or equitable, of any of the Parties hereto that existed prior to executing this Stipulation shall be diminished or prejudiced in any way; and (c) within ten (10) business days from the date of such Termination, Plaintiffs’ Settlement Counsel shall return to Celadon any and all sums paid pursuant to Paragraphs 8 and 9 above.
NO ADMISSIONS
26.          The Parties intend the Settlement as described herein to be a final and complete resolution of all disputes between them with respect to the Actions and to compromise claims that are contested. Entry into this Settlement shall not be deemed an admission by any Party hereto as to the merits of any claim or defense or any allegation made in any of the Actions.
27.          This Stipulation, whether or not it is consummated and whether or not it is terminated, any of its provisions, any negotiations, proceedings or agreements relating to the Stipulation and the Settlement, all matters arising in connection with such negotiations, proceedings or agreements, and all acts performed, or documents executed pursuant to or in furtherance of this Stipulation or the Settlement:
a)	do not constitute and shall not be offered or received against or to the prejudice of any of the Settling Defendants as evidence of, or construed as, or deemed to be evidence of, any presumption,

concession, or admission of any kind by any Settling Defendant, including with respect to the validity of any claim that has been or could have been asserted in the Actions or in any litigation, including but not limited to the Released Claims, or of any liability damages, negligence, fault or wrongdoing of any Defendant or any person or entity whatsoever, or of any infirmity in any of the Defendants’ defenses;

b)

do not constitute and shall not be offered or received against or to the prejudice of any of the Settling Defendants as evidence of a presumption, concession, or admission of any fault, misrepresentation, or omission;

c)
do not constitute and shall not be offered or received against or to the prejudice of any of the Settling Defendants as evidence of an admission by any of those Settling Defendants with respect to the truth of any fact alleged in any of the Actions or the validity of any Released Claim, or the deficiency of any defense that has been or could have been asserted,  or  of  any liability,  negligence,  fault,  or  wrongdoing  of  any of the Settling Defendants;

d)
do not constitute and shall not be offered or received against or to the prejudice of the Settling Defendants as evidence of any liability, negligence, fault or wrongdoing, or in any way referred to for any other reason as against any of the Settling

Defendants, in any other civil, criminal or administrative action or proceeding, other than such proceedings as may be necessary to effectuate the provisions of this Stipulation; provided, however, that if this Stipulation is approved by the Court, the Released Persons may refer to it to effectuate the release of the Released Claims and other liability protections granted them hereunder;

e)
do not constitute and shall not be offered or received against or to the prejudice of the Plaintiffs as an admission, concession,

or presumption against Plaintiffs that any of Plaintiffs’ claims are without merit or that Plaintiffs would not have been able to prevail on their claims at trial;

f)	shall not, in the event of a Termination, be used by any Party for any purpose in any of the Actions.
Any Party may file or introduce this Stipulation and/or the Judgment in any action or proceeding that may be brought to enforce or establish the terms of this Stipulation and/or the Judgment.
MISCELLANEOUS PROVISIONS
28.          The Parties intend the Settlement to be the full, final, and complete resolution of all claims asserted or that could have been asserted by the Parties with respect to the Released Claims and Released Persons’ Claims.  Accordingly, the Parties agree not to assert in any forum that the Actions were brought, prosecuted, or defended in bad faith or without a reasonable basis, although the Settling Defendants retain their right to deny that any claims advanced in the Actions had merit.  The Parties agree that the terms of the Settlement were negotiated at arm’s-length and in good faith by the Parties and their respective counsel and reflect a settlement that was reached voluntarily based upon adequate information and after consultation with experienced legal counsel.
29.          The Parties: (a) acknowledge that it is their intent to consummate the Settlement; and (b) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation.  To the extent the Parties are unable to reach agreement concerning such best efforts or any other dispute arises relating to the Settlement, including, but not limited to the scope of the releases referenced in this Stipulation, any such disagreement or dispute shall be referred in the first instance to the Mediator for attempted resolution with the fees and expenses of the Mediator to be divided equally between Plaintiffs on the one hand, and the Settling Defendants on the other.
30.          The independent non-defendant directors of Celadon’s Board of Directors, in exercising their business judgment, have approved the Settlement as set forth in this Stipulation, as in the best intentions of Celadon.
31.          The Stipulation along with its Exhibits may not be amended or modified, nor may any of its provisions be waived, except by a written agreement of all Parties or their respective successors-in-interest.  The Parties reserve the right, upon the agreement of all of them and subject to the Court’s approval where necessary, to make any reasonable extensions of time or modifications to the Exhibits that might be necessary to carry out any of the provisions of this Stipulation.
32.          The headings and captions in this Stipulation are used for the purpose of convenience only and in no way define, limit, extend, or describe the scope of the Stipulation or the intent of any provision and are not meant to have legal effect.
33.          The waiver by one Party of any breach of this Stipulation by any other Party shall not be deemed a waiver of any other prior or subsequent breach of this Stipulation.
34.          The Stipulation, including its Exhibits, constitutes the entire agreement among the Parties concerning the Settlement and no representations, warranties, or inducements have been made to any Party concerning the Stipulation and Settlement other than the representations, warranties, and covenants contained and memorialized in such documents.  Any and all prior or contemporaneous discussions, negotiations, agreements, commitments, and understandings related thereto are superseded hereby.  It is understood by the Parties that, except for the matters expressly represented herein, the facts or law with respect to which this Stipulation is entered into may turn out to be other than, or different from, the facts now known to each Party or believed by such Party to be true; each party therefore expressly assumes the risk of the facts or law turning out to be so different, and agrees that this Stipulation shall be in all respects effective and not subject to termination by reason of any such different facts or law.
35.          Each counsel or other Person executing the Stipulation and any documents prepared in furtherance of the Stipulation on behalf of any party hereto, hereby represents and warrants that such Person has the full authority to do so.
36.          The Stipulation may be executed in one or more counterparts. All executed counterparts and each of them shall be deemed to be one and the same instrument. A complete set of executed counterparts shall be filed with the Court.  The Parties agree that facsimile or scanned signatures shall have the same force and effect as original signatures.
37.          The Stipulation shall be binding upon, and inure to the benefit of, the heirs, executors, administrators, trustees, successors and assigns of the Parties, including any corporation or other entity into or with which any Party merges, consolidates, or reorganizes.
38.          The Court shall retain jurisdiction with respect to implementation and enforcement of the terms of the Stipulation, and all Parties and their counsel hereto submit to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement embodied in the Stipulation.

39.          This Stipulation and the Settlement contemplated by it, and all disputes arising out of or relating to the Stipulation and Settlement, shall be construed and enforced in accordance with, and governed by, the substantive laws and procedural rules of the State of Indiana, without giving effect to conflicts of law principles, except to the extent that federal law requires that federal law govern.  Subject to Paragraph 29 above and in the event that mediation with the Mediator is unsuccessful, any unresolved disagreement or dispute relating to this Stipulation or the Settlement shall be brought exclusively in this Court.
40.          Nothing in this Stipulation, the Settlement, or the negotiations or proceedings relating to the foregoing is intended to or shall be deemed to constitute a waiver of any applicable privilege or immunity, including, without limitation, the accountants’ privilege, the attorney-client privilege, the joint defense privilege, or the work-product privilege, and all information transmitted between Plaintiffs’ Counsel and Settling Defendants’ Counsel in connection with this Settlement shall be inadmissible in any proceeding in any state or federal court or other tribunal or otherwise, in accordance with Rule 408 of the Indiana Rules of Evidence and the Federal Rules of Evidence or any similar evidentiary rule, as if such Rule applied in all respects in any such proceeding or tribunal.
41.          This Stipulation should not be construed more strictly against one Party than another merely by virtue of the fact that it, or any part of it, may have been prepared by counsel for one of the Parties, it being recognized that the Stipulation is the result of arm’s length negotiations between the Parties, and all Parties have contributed substantially and materially to the preparation of the Stipulation.
42.          All agreements by, between, or among the Parties, their counsel and their other advisors as to the confidentiality of information exchanged between or among them shall remain in full force and effect and shall survive the execution and any termination of this Stipulation and the final consummation of the Settlement, if finally consummated.
43.          In the event any proceedings by or on behalf of Celadon, whether voluntary or involuntary, are initiated under any chapter of the U.S. Bankruptcy Code, including any act of receivership, asset seizure, or similar federal or state law action (“Bankruptcy Proceedings”), and Plaintiffs do not exercise their right under Paragraph 23 of this Stipulation to terminate the Settlement, the Parties agree to use their reasonable best efforts to obtain all necessary orders, consents, releases, and approvals for the effectuation of the Stipulation and Court approval of the Settlement in a timely and expeditious manner, to the extent consistent with applicable law. If any Bankruptcy Proceedings by or on behalf of Celadon are initiated prior to the payment of the Fee and Expense Amount, the Settling Parties agree that all dates and deadlines in the Actions, if any, or any dates and deadlines associated with the appeal of the Actions, if any, will be extended for such periods of time as are necessary to attempt to obtain necessary orders, consents, releases, and approvals from the bankruptcy court to carry out the terms and conditions of this Settlement, to the extent consistent with applicable law.
44.          The Parties agree that the terms of the Settlement were negotiated in good faith and at arm’s-length by the Parties and reflect a settlement that was reached voluntarily based upon adequate information and after consultation with competent legal counsel. The Parties agree not to assert under Rule 11 of the Indiana Rules of Trial Procedure and the Federal Rules of Civil Procedure or any similar law, rule or regulation, that the Actions were brought or defended in bad faith or without a reasonable basis.
45.          Any written notice required pursuant to or in connection with this Stipulation shall be addressed to Plaintiffs’ Settlement Counsel and Defendants’ Settlement Counsel as

designated and identified below, and it shall be sent by both email and overnight mail.
46.          The waiver by one Party of any breach of this Stipulation by any other Party shall not be deemed a waiver of any other prior or subsequent breach of this Stipulation.
47.          All of the Exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.
48.          Except as otherwise provided herein, each Party shall bear its own costs.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Stipulation to be executed, by their duly authorized attorneys as of the date set forth below.

Dated: January 4, 2019	By:	/s/ Brian J. Robbins

Brian J. Robbins
Craig W. Smith
Shane Sanders
ROBBINS ARROYO LLP
5040 Shoreham Place
San Diego, CA 92122
Telephone: (619) 525-3990
Facsimile: (619) 525-3991
brobbins@robbinsarroyo.com
csmith@robbinsarroyo.com
ssanders@robbinsarroyo.com

Robert W. Johnson, #17391-49
Travis N. Jenson, #22409-49
JOHNSON JENSEN LLP
One Indiana Square, Suite 1640
Indianapolis, IN  46204
Phone:  (317) 269-7799
Fax:  (317) 269-7784
rjohnson@johnsonjensen.com
tjensen@johnsonjensen.com

Attorneys for Plaintiff Michael Miles, Individually and Derivatively on Behalf of Celadon Group, Inc.

Dated: January 4, 2019	By:	/s/ Samuel E. Bonderoff
Samuel E. Bonderoff Jacob H. Zamansky ZAMANSKY LLC 50 Broadway, 32nd Floor New York, NY 10004 Telephone: (212) 742-1414 Facsimile: (212) 742-1177 Jacob@zamansky.com samuel@zamansky.com

Stephen B. Brauerman
Sara Bussiere
222 Delaware Avenue, Suite 900
Post Office Box 25130
Wilmington, Delaware 19899
Telephone: (302) 655-5000
Facsimile: (302) 658-6395
sbrauerman@bayardlaw.com
sbussiere@bayardlaw.com

Attorneys for Plaintiff Nathaniel Estrada, Individually and Derivatively on Behalf of Celadon Group, Inc.

Dated: January 4, 2019	By:	/s/ Phillip Kim

Phillip Kim
Erica Stone
Jacob Goldberg
THE ROSEN LAW FIRM, P.A
275 Madison Avenue, 34th Floor
New York, NY 10016
Telephone: (212) 686-1060
Facsimile: (212) 202-3827
pkim@rosenlegal.com
estone@rosenlegal.com
jgoldberg@rosenlegal.com

Dated: January 4, 2019	By:	/s/ Timothy Brown
Timothy Brown Matthew H. Lee THE BROWN LAW FIRM, P.C. 240 Townsend Square Oyster Bay, NY 11771 Telephone: (516) 922-5427 Facsimile: (516) 344-6204 tbrown@thebrownlawfirm.net mlee@thebrownlawfirm.net

Jason A. Shartzer, Atty. No. 23989-49
SHARTZER LAW FIRM, LLC
156 E. Market Street, Suite 1000
Indianapolis, IN 46204
Telephone: (317) 969-7600
Facsimile: (317) 969-7650
Email: jshartzer@shartzerlaw.com

Attorneys for Plaintiffs Paul Brault and John Detlefsen, Individually and Derivatively on Behalf of Celadon Group, Inc.

Dated: January 4, 2019	By:	/s/ Lloyd Winawer
Lloyd Winawer (pro hac vice motion forthcoming) GOODWIN PROCTER LLP 135 Commonwealth Drive Menlo Park, CA 94025 Tel: (650) 752-3100 Fax: (650) 853-1038 lwinawer@goodwinlaw.com

Mark Holland GOODWIN PROCTER LLP 620 Eighth Avenue New York, NY 10018 Tel: (617) 570-1000 Fax: (617) 523-1231 mholland@goodwinlaw.com

Theodore R. Boehm, #2809-49
Alice M. Morical, #18418-49
Patrick A. Ziepolt, #29561-53
HOOVER HULL TURNER LLP
111 Monument Circle, Suite 4400
P.O. Box 44989
Indianapolis, IN 46244-0989
Phone: (317) 822-4400
Fax: (317) 822-0234
tboehm@hooverhullturner.com
amorical@hooverhullturner.com
pziepolt@hooverhullturner.com

Attorneys for Nominal Defendant Celadon Group, Inc. and Defendants Catherine Langham, Robert Long, and Michael Miller

Dated: January 4, 2019	By:	/s/ Sean Knowles
Sean Knowles PERKINS COIE LLP 1201 Third Avenue Suite 4900 Seattle, WA 98101-3099 Telephone: (206) 359-6224 Facsimile: (206) 359-7224 sknowles@perkinscoie.com

Michael J. Lewinski, # 10434-49 Aaron D. Grant, # 25594-49 LEWIS WAGNER, LLP 501 Indiana Avenue, Suite 200 Indianapolis, IN 46204 mlewinski@lewiswagner.com agrant@lewiswagner.com

Attorneys for Defendants Paul A. Will and Bobby L. Peavler

Dated: January 4, 2019	By:	/s/ Joshua G. Hamilton
Joshua G. Hamilton LATHAM & WATKINS LLP 10250 Constellation Boulevard Suite 1100 Los Angeles, CA 90064 Telephone: (424) 653-5509 Facsimile: (213) 891-8763 joshua.hamilton@lw.com

George A. Gasper
Philip A. Whistler
ICE MILLER LLP
One American Square, Suite 2900
Indianapolis, IN  46282-00002
Phone:  (317) 236-2100
Fax:  (317) 236-2219
george.gasper@icemiller.com
philip.whistler@icemiller.com

Attorneys for Defendant William Meek

Dated: January 4, 2019	By:	/s/ Donald J. Aho
Donald J. Aho (pro hac vice motion forthcoming) Miller & Martin PLLC Volunteer Building Suite 1200 832 Georgia Avenue Chattanooga, TN 37402 Telephone: (423) 785-8239 Facsimile: (423) 321-1639

Michael Rabinowitch, #18117-49
WOODEN & MCLAUGHLIN LLP
211 N. Pennsylvania Street
One Indiana Square, Suite 1800
Indianapolis, IN  46204-4208
Phone:  (317) 639-6151
Fax:  (317) 639-6444
michael.rabinowitch@woodenlawyers.com

Attorneys for Defendant Kenneth L. Buck, Jr.

Filed: 1/24/2019 3:36 PM
Clerk
Marion County, Indiana

Exhibit A

EXHIBIT A

Set forth below is a summary of the proposed remedial governance measures Celadon Group, Inc. (the “Company”) will adopt and implement in connection with the settlement of the Derivative Actions, as defined in the Term Sheet.  Within thirty (30) days of final approval of the Parties’ settlement, as set forth in a mutually satisfactory formal Stipulation of Settlement and related documents, the Company will adopt these measures by resolution, or other means as appropriate.  The measures shall remain in effect for not less than six (6) years.  These measures have been discussed with the Chairman of the Board and the Chair of the Audit Committee, who intend to recommend their approval to the entire Board subject to, and in accordance with, the Settlement terms.  Celadon and its Board shall acknowledge that the filing, prosecution, and resolution of the Derivative Actions were a substantial contributing factor in the Board's adoption, implementation, and maintenance of the remedial governance measures, and that the measures confer a substantial benefit upon the Company.

No.	Topic	Description
1.	Chair/CEO/Lead Independent Director
The Company will amend its Corporate Governance Guidelines to require that, at all times, either: (a) the Chairman and CEO positions will be occupied by different individuals; or (b) if the Company’s Chairman is not an independent director, then the Board shall appoint a Lead Independent Director.  If applicable, the Lead Independent Director shall be empowered to chair all meetings of the Board when the Chairman is either not present or is determined to have a conflict by a majority of the unconflicted directors, call and chair executive session meetings of independent directors, set agendas for the meetings of the independent directors with input from the independent directors, place items on the agenda for full Board meetings, call special meetings of the Board, and serve as a liaison between the independent directors and the Chairman and CEO.

2.	Chair Term Limits
The Company will amend its Corporate Governance Guidelines to require that the Chair or, if applicable, Lead Independent Director, be rotated among the independent directors at least every three (3) years.

3.	Overboarding	The Company will amend its Corporate Governance Guidelines to include a provision requiring that directors serve on no more than two other outside public company boards.
4.	Independent Board Member Requirement	The Company will amend its Corporate Governance Guidelines to require that at least two-thirds of the Board members be independent.
5.	Independence Definition
The Company will amend its Corporate Governance Guidelines to require that each “Independent Director” meet all of the following criteria:

(a) satisfy the NYSE Section 303A.02's "independence" requirements;

1

No.	Topic	Description

(b) has not been employed as an elected officer of the Company or its subsidiaries or affiliates (defined as any individual or business entity that owns at least 5% of the securities of the Company having ordinary voting power) within the last five calendar years;

(c) has not received, during the current calendar year or any of the three immediately preceding calendar years, remuneration, other than de minimis remuneration or retirement, pension, or similar benefits for past services, directly or indirectly, as a result of service as, or compensation paid to an entity affiliated with the director that serves as: (i) an advisor, consultant, or legal counsel to the Company or to a member of the Company's senior management; or (ii) a significant customer (greater than 1% of revenue) or supplier of the Company (excluding remuneration for past services for any bank providing credit or cash management services to the Company on an arm’s length basis);

(d) has no personal services contract(s) with the Company, an affiliate of the Company, or any member of the Company's senior management (other than contracts relating to service on the Board or committees thereof);

(e) is not an officer or director of a not-for-profit entity that receives significant contributions from the Company, or an affiliate of the Company;

(f) has no economic interest in any investment that overlaps with an investment by the Company or an affiliate of the Company other than any investment in widely available bank products and publicly traded securities;

(g) is not employed by a public company at which an executive officer of the Company serves as a director; and

(h) is not a member of the immediate family of any person who fails to satisfy the qualifications described above (for purposes of this provision, "immediate family member" shall be defined as a spouse, parent, sibling, child, in-law, or anyone other than a domestic employee who shares such Board member's house).

6.	Whistleblower Policy
The Company will adopt a formal Whistleblower Policy.
The submission procedures for complaints made shall include a method for interested parties with bona fide complaints to communicate directly with the Chairman of the Board and the chair of the Audit Committee.

2

No.	Topic	Description

The Company's Whistleblower Policy shall encourage interested parties to bring forward ethical and legal violations and/or a reasonable belief that ethical and legal violations have occurred to the Audit Committee and the General Counsel so that action may be taken to resolve the problem. These complaints shall be reviewed by the Audit Committee and presented to the full Board if determined to have possible merit. The policy shall communicate effectively that Celadon is serious about adherence to its codes of conduct and that whistleblowing is an important tool in achieving this goal.

The Whistleblower Policy – with the endorsement of the Board and the most senior management of the Company – must adequately notify employees, independent contractors and vendors of Celadon of the following: (a) executives are subject to criminal penalties, including imprisonment, for retaliation against whistleblowers; (b) whistleblower complaints may be directed to both the Audit Committee and the General Counsel and will be handled by these parties anonymously and in confidence; (c) if a whistleblower brings his or her complaint to an outside regulator or other governmental entity, he or she will be protected by the terms of the Whistleblower Policy just as if he or she directed the complaint to the Audit Committee and/or the General Counsel; (d) if an employee is subject to an adverse employment decision as a result of whistle blowing, the employee must file a complaint with the Department of Labor within 90 days of the alleged violation (a failure to report such claims within the 90-day window do not foreclose any other available legal remedy); (e) in the performance review process, employees may be rewarded for top performance and satisfying the stated values, business standards, and ethical standards of the Company; and (f) it is both illegal and against Celadon's policy to discharge, demote, suspend, threaten, intimidate, harass or in any manner discriminate against whistleblowers.

The subject matter covered by the existing policy titled “Complaint Procedures for Accounting and Auditing Matters” will be incorporated into the Whistleblower policy.

The Company shall also provide an alternative reporting through an email address which shall be posted by the Company and easily accessible on its website and elsewhere so as to be available to not only employees, but also to customers, vendors, and other third parties.

3

No.	Topic	Description
At least annually, the Company shall remind employees of whistleblower options and whistleblower protections in employee communications.
7.	Stock Ownership Guidelines
The Company will amend its Corporate Governance Guidelines to require the non-employee members of the Board to own Company common stock the market value of which equals or exceeds their annual cash compensation paid by the Company in the prior year (subject to ramp up period for new Board members and an acknowledgment that a stock price drop, by itself, does not violate the policy).

8.	Insider Trading Policy
The Company’s insider trading policy will be amended to include the following

(a) Trading by directors, executive officers, and any other persons subject to the blackout policy may be conducted only during "open window" periods, beginning on the second trading day after each release of quarterly results for a particular fiscal quarter and ending on the last day of the second month of the subsequent fiscal quarter, with the ability of the Company’s General Counsel to impose additional “blackout periods” in connection with significant corporate events;

(b) The policy shall prohibit the commencement of trading until the next open window following the plan's adoption;

(c) All trades by directors or officers subject to Section 16(b) of the Securities Exchange Act of 1934 or adoption of trading plans shall be pre-cleared by the General Counsel.

9.	Clawback Policy
The Company shall enact a Clawback Policy applicable to current and future Section 16 officers that includes terms (including triggers and look back periods) that, at a minimum, are as robust as the clawback policies adopted by the Company’s industry peers.  The Parties have negotiated the terms of such policy, which is attached hereto as Exhibit A-1.

10.	Hedging and Pledging
The Company shall adopt a hedging and pledging policy, either separately or as part of the insider trading policy, that prohibits material pledging of shares, as well as forward sales, prepaid variable forward contracts, and any similar hedging arrangements by any insiders.

11.	Board Education
The Company will amend its Corporate Governance Guidelines to include more fulsome requirements for Board orientation and education, including a requirement that the Board receive an update on any recent legal, governance, and/or accounting matters relevant to the Company at least annually. The Nominating and Governance Committee will have oversight of this requirement.

12.	Annual Meeting	The Company will amend its Corporate Governance

4

No.	Topic	Description
	Attendance	Guidelines so that, absent extenuating circumstances, each member of the Board shall be required to attend each annual shareholder meeting in person or by phone, video conference, or other electronic means.
13.	Annual Meeting Questions
The Company will amend its Corporate Governance Guidelines to permit shareholders present at the annual meeting to ask germane questions of the CEO and members of the Board, subject to reasonable parameters relating to length, number of questions, and other matters needed to maintain an orderly and efficient meeting.

14.	Availability of Accounting Policies
The Audit Committee will direct the Company’s CFO to maintain electronic copies of all accounting and internal audit policies and make them readily available for all appropriate accounting personnel to review.

15.	Audit Committee Charter
The Audit Committee Charter will be amended to include the following requirements:

•    No fewer than two Audit Committee members shall be "independent" as defined by the SEC.  In addition, at least two members shall have substantial knowledge and experience regarding GAAP and financial reporting guidelines required by the SEC.
•    The Audit Committee shall meet a minimum of six (6) times per year.  As appropriate during the year, the Audit Committee shall seek input from and review and discuss with the independent auditors, management, the internal auditors, and outside consultants engaged in the review of Company financial reporting: (i) financial reporting issues and practices, and critical accounting policies and estimates; (ii) significant financial risks and exposures as well as the steps management has taken to monitor such controls; (iii) issues regarding accounting principles and financial statement presentation (including any significant changes in the Company's selection or application of accounting principles); and (iv) issues as to the adequacy of the Company's internal controls systems and compliance with applicable laws and regulations.
•    The Audit Committee shall receive annually a report listing all trades in Company securities engaged in by Section 16 officers.
•    The Audit Committee shall annually review the overall plan of the audit as proposed by the independent auditors, including the scope of the examination to be performed, the assistance to be provided by the internal auditors, and any

5

No.	Topic	Description

developments in accounting principles and auditing standards that may affect either the financial statements or the audit.
•    The Audit Committee shall recommend to the Board whether the audited financial statements should be included in the Company's annual report (Form 10-K).
•    Prior to the filing of any audit report, the Audit Committee must timely request a report from independent auditors concerning: (i) all alternative treatments within GAAP for policies and practices relating to material items, including ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditors; and (ii) other material written communications between the independent auditors and Company management, such as any management letter or schedule of unadjusted differences.
•    The Audit Committee shall immediately report to the Board on any material issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent auditors, and the performance of the internal audit function.
•    The Audit Committee shall meet separately with members of Celadon's internal audit staff, without other senior management present, at least prior to filing each quarterly and annual financial report and as further deemed necessary each year to discuss internal audit department procedures, findings, and recommendations.
•    At least once every three years, the internal audit department shall conduct a comprehensive review of policies, practices, and procedures regarding the Company's internal audit function, and shall make a report and recommendation to the Audit Committee concerning the effectiveness of and proposed revisions to these polices, practices, and procedures.  The internal audit department shall also be required to update policies and procedures when changes in reporting requirements occur and/or when deficiencies are discovered.
•    The Company will provide to relevant accounting, finance, and internal audit personnel an annual update, if any, with respect to significant changes to key generally accepted accounting principles and accounting pronouncements material to the

6

No.	Topic	Description
Company’s financial statements.
•    The Audit Committee as a whole shall annually perform a self-assessment of the committee's performance.  This as self-assessment shall include consideration of such factors as: (i) attendance at Board and committee meetings; (ii) preparedness for Board and committee meetings; (iii) objectivity in exercising business judgment; (iv) participation at Board and committee meetings; and (v) candor toward other directors, management, and professionals retained by the Company.
•    The CFO shall not have been employed by one of the Company’s outside auditor firms during the prior two (2) years or, if involved in the auditor firm’s audit of Celadon, during the prior five (5) years.
•    The amended Audit Committee Charter shall be publicly available on the Company's website.

16.	Compensation Committee Charter
The Compensation Committee Charter will be amended to include the following requirements, which shall be reposted on the Company’s website:
•    In determining, setting, or approving annual short-term compensation arrangements, the Compensation Committee shall take into account the particular executive's performance as it relates to both legal compliance and compliance with the Company's internal policies and procedures.
•    In determining, setting, or approving termination benefits or separation pay to executive officers, the Compensation Committee shall take into consideration the circumstances surrounding the particular executive officer's departure and the executive's performance as it relates to both legal compliance and compliance with the Company's internal policies and procedures, subject to the Company’s obligations under employment contracts and applicable law.

17.	Nominating and Corporate Governance Committee Charter
The Nominating and Corporate Governance Committee Charter will be amended to include the following requirements, which shall be reposted on the Company’s website:
•    The Committee shall be responsible for evaluating all stockholder proposals and making recommendations to the Board regarding such proposals (the Charter already provides for this with respect to stockholder director nominees).
•    In accordance with its duties to develop principles of

7

No.	Topic	Description

corporate governance and recommend such principles to the Board, the Governance Committee shall ensure that any agreed upon corporate governance principles or guidelines are widely available to the public, through the Company's website or otherwise.
•    The Committee shall assist the Board in developing and evaluating potential candidates for executive positions and oversee the development of executive succession plans.
•    In accordance with its duties to develop principles of corporate governance and recommend such principles to the Board, the Governance Committee shall ensure that any agreed upon corporate governance principles or guidelines are widely available to the public, through the Company's website or otherwise.

8

EXHIBIT A-1

CELADON GROUP, INC.

RECOUPMENT POLICY

Statement of Intent. The Board of Directors (“Board”) of  Celadon Group, Inc. believes that it is in the best interest of Celadon Group, Inc. and its stockholders to encourage outstanding leadership, accountability and responsible risk-taking that benefits the long-term success of Celadon Group, Inc. and its subsidiaries (collectively, the “Company”). Accordingly, the Board has adopted this Recoupment Policy (the “Policy”), which shall be effective as of [_________] [__], 2018 (the “Effective Date”), and shall apply with respect to any Material Financial Restatements for periods ending after the Effective Date or any Material Financial Penalty incurred after the Effective Date, in each case relating to acts or omissions occurring after the Effective Date.

Definitions. For purposes of this Policy, the following definitions shall apply:
“Covered Employee” shall mean each employee who was subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) at any time during the performance period relating to the applicable Incentive-Based Compensation.  For avoidance of doubt, a Covered Employee shall only include such employees of Celadon Group, Inc. employed on or after the Effective Date.

“Incentive-Based Compensation” shall mean any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure. Financial reporting measures are measures that are determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, any measures that are derived wholly or in part from such measures, and stock price and total stockholder return measures.
For the avoidance of doubt, Incentive-Based Compensation does not include (i) base annual salary, (ii) compensation that is awarded based solely on service (e.g., a time-vesting award, including a time-vesting stock option, restricted stock or restricted stock unit), (iii) compensation that is awarded solely at the discretion of the Compensation Committee of the Board (the “Compensation Committee”) (however, the exercise of negative discretion with respect to an award that is otherwise based on attainment of a financial measure will not be considered discretionary for this purpose), or (iv) compensation that is awarded based on subjective standards, strategic measures (e.g., completion of a transaction), or operational measures.

“Look-back Period” shall mean the three completed fiscal years immediately preceding the date on which the Company is required to prepare a Material Financial Restatement, with such date being the earlier of: (i) the date the Board, a committee of the Board, or the officer or officers of the Company authorized to take such action if Board action is not required, concludes that the Company’s previously issued financial statements contain a material error; or (ii) the date a court, regulator, or other legally authorized body directs the Company to restate its previously issued financial statements to correct a material error.
9

“Material Financial Penalty” shall mean a penalty, fine, or other monetary sanction levied against the Company after the Effective Date relating to acts or omissions occurring after the Effective Date, by a regulator or other Federal or state governmental authority in an amount deemed material by the Board in its sole and absolute discretion.
“Material Financial Restatement” shall mean the restatement of one or more previously issued financial statements of the Company, for any period ending after the Effective Date, due to a material error or a series of immaterial errors that are material when viewed in the aggregate of any applicable financial reporting requirements under applicable securities laws.
For the avoidance of doubt, a Material Financial Restatement shall not include any restatement required due to changes in accounting rules or standards or changes in applicable law, including as a result of (i) retrospective application of a change in accounting principle; (ii) retrospective revision to reportable segment information due to a change in the structure of the Company’s internal organization; (iii) retrospective reclassification due to a discontinued operation; (iv) retrospective application of a change in reporting entity, such as from a reorganization of entities under common control; (v) retrospective adjustment to provisional amounts in connection with a prior business combination; or (vi) retrospective revision for stock splits.
The Board shall take into consideration any applicable interpretations and clarifications of the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange (“NYSE”) in determining whether an accounting restatement qualifies as a Material Financial Restatement for purposes of this Policy.

“Misconduct” shall mean a material act of dishonesty, fraud, or misrepresentation or a willful and material violation of a Company policy or law, in each case that directly causes (i) the applicable Material Financial Restatement, or (ii) the imposition of a Material Financial Penalty against the Company.

“Recoverable Compensation” shall mean any Incentive-Based Compensation received in the Look-back Period during which (i) the financial reporting measure specified in the applicable award is attained; or (ii) the conduct giving rise to the imposition of a Material Financial Penalty against the Company took place. If the grant or earning of an award is based, either wholly or in part, on satisfaction of a financial reporting measure, the award would be deemed received in the fiscal period when that measure was satisfied, in each case without regard to any ongoing service-based vesting requirements. Furthermore, if an award is granted or earned upon satisfaction of financial reporting measures that are based on multiple fiscal years (e.g., a three-year average), the whole award would be deemed Recoverable Compensation for purposes of this Policy if any single fiscal year of the performance period occurs during the Look-back Period.

Investigation, Forfeiture, and Reimbursement. In the event of a Material Financial Restatement or the imposition of a Material Financial Penalty, the Company will require, to the fullest extent permitted by applicable law, that a Covered Employee forfeit and/or reimburse the Company for all or such portion (if any) of the Covered Employee’s Recoverable Compensation as determined in the sole and absolute discretion of the Board, in accordance with the following guidelines:
10

1.
Investigation.  The Board shall promptly conduct an investigation sufficient to determine whether any compensation, including in particular incentive- and/or equity-based compensation, was paid to the Company's CEO, CFO, or any other Section 16 officer on the basis of any misstated financial results.  In addition, the Board shall conduct an investigation sufficient to determine whether the restatement was caused by the misconduct of the CEO, CFO, or any other Section 16 reporting officer.

2.
No Misconduct. If a Covered Employee did not engage in Misconduct, it is within the discretion of the Board to determine the amount of Recoverable Compensation, if any, that may be forfeited and/or reimbursed to the Company by such Covered Employee. If any Recoverable Compensation shall be forfeited and/or reimbursed to the Company by such Covered Employee, the amount of Recoverable Compensation shall not be greater than the amount of Recoverable Compensation that exceeds the amount that otherwise would have been received had it been computed based on the Material Financial Restatement, and shall be calculated without regard to any taxes paid. For Recoverable Compensation based on stock price or total stockholder return measures, the amount that may be forfeited and/or reimbursed to the Company shall be based on the Board’s determination of the effect of the Material Financial Restatement on the stock price or total stockholder return on which the Incentive-Based Compensation was received. In the absence of Misconduct, no forfeiture or reimbursement shall be required as a result of a Material Financial Penalty.

3.
Misconduct. If such Covered Employee engaged in Misconduct, the full amount of Recoverable Compensation may be forfeited and/or reimbursed to the Company by such Covered Employee, as determined in the sole and absolute discretion of the Board. Any recoupment under the Policy for Misconduct shall be in addition to, not in lieu of, any other remedies or rights of recoupment that may be available to the Company under applicable law, including, without limitation, (i) dismissing the Covered Employee, (ii) adjusting the future compensation of the Covered Employee, or (iii) authorizing legal action or taking such other action to enforce the Covered Employee's obligations to the Company as it may deem appropriate in view of all the facts and circumstances surrounding the particular case.

To the extent that a Covered Employee does not make reimbursement to the Company under this Policy within a reasonable time following demand by the Company, or any shares of Recoverable Compensation have been sold by the Covered Employee, the Company shall have the right to reduce, cancel, or withhold against outstanding, unvested, vested, or future cash or equity-based compensation, or require a substitute form of reimbursement, in each case to the maximum extent permitted under applicable law.

Notwithstanding anything to the contrary, forfeiture and reimbursement of Recoverable Compensation with respect to one or more Covered Employees shall not be required if, as determined by a majority of the independent directors of the Board, the direct costs of enforcing recovery would exceed the recoverable amounts or application of this Policy to such Covered Employee(s) would violate applicable law.

No Indemnification. The Company shall not indemnify any current or former Covered Employee against any loss of compensation under this Policy. In no event shall the Company be required to award Covered Employees an additional payment if a Material Financial Restatement
11

would have resulted in a higher incentive compensation payment.

Acknowledgement by Covered Employees. The Company shall provide notice and seek written acknowledgement of this Policy from each Covered Employee as soon as practicable after the later of (i) the Effective Date and (ii) the date on which the employee is designated as a Covered Employee, provided that failure to obtain such acknowledgement shall have no impact on the enforceability of this Policy against a Covered Employee.

Authority and Interpretations. This Policy generally will be administered and interpreted by the Compensation Committee. Unless otherwise stated herein, any determination by the Compensation Committee with respect to this Policy shall be final, conclusive, and binding on all interested parties. The determinations of the Compensation Committee, the Board, or the independent directors of the Board under this Policy need not be uniform with respect to all Covered Employees.

This Policy is intended to comply with, shall be interpreted to comply with, and shall be deemed amended to comply with, Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, as it may be amended from time to time, and any related rules or regulations promulgated by the SEC or the NYSE, including any additional or new requirements that become effective after the Effective Date. Any such amendment shall be effective at such time as is necessary to comply with Section 10D of the Exchange Act.

Each member of the Board shall be fully indemnified and held harmless by the Company for any liability resulting from administration of this Policy.

The provisions in this Policy are intended to be applied to the fullest extent of applicable law. To the extent that any provision of this Policy is found to be unenforceable or invalid under any applicable law, such provision will be applied to the maximum extent permitted, and shall be deemed amended in a manner consistent with its objectives to the extent necessary to conform to applicable law. The invalidity or unenforceability of any provision of this Policy shall not affect the validity or enforceability of any other provision of this Policy. This Policy shall apply regardless of whether any reference hereto is specifically set forth in any employment agreement, offer letter, or award agreement/notice of a Covered Employee.

The rights of the Company under this Policy to seek forfeiture or reimbursement are not exclusive remedies and do not preclude any other recourse by the Company.

Amendment and Termination. To the extent permitted by, and in a manner consistent with, applicable SEC and NYSE rules and regulations, the Board reserves the power to terminate, suspend, revise, or amend this Policy.

12

ACKNOWLEDGMENT, CONSENT AND AGREEMENT
I acknowledge that I have received and reviewed a copy of the Celadon Group, Inc. Recoupment Policy (as may be amended from time to time, the “Policy”) and agree to be bound by and subject to its terms and conditions for so long as I am a “Covered Employee” under the Policy. I further acknowledge, understand, and agree that, as a Covered Employee, the Policy could affect the compensation I receive or may be entitled to receive from Celadon Group, Inc. or its subsidiaries under various agreements, plans, and arrangements with Celadon Group, Inc. or its subsidiaries.

Signed:
Print Name:
Date:

ACTIVE/97951385.2
13

Filed: 1/24/2019 3:36 PM
Clerk
Marion County, Indiana
Exhibit B

INDIANA COMMERCIAL COURT

STATE OF INDIANA	)	MARION COUNTY SUPERIOR COURT
) SS:
COUNTY OF MARION	)	LEAD CAUSE NO. 49D01-1708-CT-033115
)
IN RE CELADON GROUP, INC.	)
SHAREHOLDER DERIVATIVE LITIGATION	) Consolidated with:
)
) Cause No. 49D06-1709-CT-000758
________________________________________	)
) Judge Heather Welch
) Civil Division 1
This Document Relates to:	) City-County Bldg., W-441
)
ALL Actions	)
)

[PROPOSED] ORDER AND JUDGMENT
This matter came before the Court for an in person hearing pursuant to (1) the motion of Plaintiff Michael Miles for final approval of the settlement (the “Settlement”) and entry of Judgment pursuant to the Stipulation of Settlement dated January 4, 2019 (the “Stipulation”) in the above-captioned action, titled In re Celadon Group, Inc. Shareholder Derivative Litigation, Lead Case No. 49D01-1708-CT-033115 (consolidated with Case No. 49D06-1709-CT-033758 (the “Hermas Complaint”)) (the “Indiana State Court Action”), and (2) the order of this Court entered on ____________, 2019 (the “Preliminary Approval Order”).  Counsel of record for each Party to the Stipulation appeared at the hearing.
Due and adequate notice having been given to Celadon Shareholders as required by the Court’s Preliminary Approval Order, and the Court having considered all papers filed and all proceedings in this Action, and otherwise being fully informed of the matters herein, and good cause appearing, IT IS THEREFORE HEREBY ORDERED, ADJUDGED AND DECREED as follows:
1.          This Order and Judgment (“Judgment”) incorporates herein the Stipulation, including the exhibits thereto.  Unless otherwise defined, all capitalized terms used herein have the meaning set forth and defined in the Stipulation.
2.          This Court has jurisdiction over the subject matter of the Indiana State Court Action, and, per their agreement as set forth in the Stipulation, the Parties for purposes of implementing and enforcing the Settlement embodied in the Stipulation.
3.          The record shows that Notice and Summary Notice were filed, posted, and published according to the Preliminary Approval Order.  The Court finds that the provision of such Notice and Summary Notice is the best notice practicable, constitutes due and sufficient notice of the Settlement Hearing to all persons entitled to receive such a notice, and meets the requirements of Indiana Trial Rule 23.1, the United States Constitution, and other applicable law.
4.          The Stipulation and the terms of the proposed Settlement set forth therein are, in all respects, hereby finally approved pursuant to Indiana Trial Rule  23.1.  The Court further finds that the Settlement set forth in the Stipulation is the result of arm’s-length negotiations between experienced counsel representing the interests of Celadon, Celadon Shareholders, and the Individual Defendants.
5.          The Parties are directed to consummate the Settlement in accordance with the terms and provisions of the Stipulation.  The Hermas Complaint is dismissed with prejudice.
6.          In accordance with the Stipulation and Settlement, the Indiana State Court Action and all claims contained therein, as well as all of the Released Claims, are dismissed with prejudice.  The Parties are to bear their own costs, except as otherwise provided in the Stipulation and in this Judgment.
7.          Upon the Effective Date, Plaintiffs, Celadon, and all Celadon Shareholders, on behalf of themselves and each of their respective heirs, executors, trustees, administrators, predecessors, successors, and assigns, shall be deemed to have fully, finally, and forever waived, released, relinquished, discharged, and dismissed with prejudice each and every one of the Released Claims against each and every one of the Released Persons and shall forever be barred and enjoined from commencing, instituting, asserting, prosecuting, participating in, or maintaining any of the Released Claims against any of the Released Persons.
8.          Upon the Effective Date, Plaintiffs, solely in their individual capacities and not derivatively on behalf of Celadon, on behalf of themselves and each of their respective heirs, executors, trustees, administrators, predecessors, successors, and assigns, shall be deemed to
3

have fully, finally, and forever waived, released, relinquished, discharged, and dismissed with prejudice each and every one of the Released BKD Claims, and shall forever be barred and enjoined from commencing, instituting, asserting, prosecuting, participating in, or maintaining any of the Released BKD Claims against BKD.
9.          Upon the Effective Date, the Released Persons, on behalf of themselves and each of their respective heirs, executors, trustees, administrators, predecessors, successors, and assigns, shall be deemed to have fully, finally, and forever waived, released, discharged, and dismissed each and every one of the Released Persons’ Claims against each and every one of the Released Plaintiff Parties and Celadon and shall forever be barred and enjoined from commencing, instituting, prosecuting, participating in, or maintaining any of the Released Persons’ Claims against any of the Released Plaintiff Parties and Celadon.
10.          The Court hereby approves Plaintiffs’ Counsel’s attorneys’ fees and reimbursement of expenses collectively totaling $550,000 (“Fee and Expense Amount”).  Payment of the Fee and Expense Amount shall be made in accordance with the provisions of the Stipulation.
11.          Plaintiff Michael Miles, Plaintiff Nathaniel Estrada, Plaintiff Paul Brault, and Plaintiff John Detlefsen each are awarded Service Awards in the amount of $1,500, which shall be funded from the Fee and Expense Amount.
12.          If the Settlement does not become Effective or is terminated in accordance with the terms of the Stipulation: (a) the Settlement shall be without force and effect upon the rights of the Parties, and none of the terms of the Stipulation (other than Paragraphs 10-11, 25-27, 31, 34-36, 38-42, and 48) shall be effective or enforceable; (b) the Parties shall revert to their litigation positions immediately prior to the Execution Date and no claims, rights or defenses,
4

whether legal or equitable, of any of the Parties that existed prior to executing the Stipulation shall be diminished or prejudiced in any way; and (c) within ten (10) business days from the date of such Termination, Plaintiffs’ Settlement Counsel shall return to Celadon any and all sums paid pursuant to Paragraph 10 of this Judgment, and all interest, if any, earned on such sums.
13.          This Judgment, the Settlement, the Stipulation and all of its provisions, and any negotiations, proceedings or agreements relating to the Stipulation and the Settlement, and any matters arising in connection with such negotiations, proceedings or agreements, and any acts performed or documents executed pursuant to or in furtherance of the Stipulation shall not be deemed an admission by any Party thereto as to the merits of any claim or defense or any allegation made in any of the Actions and:
a)
do not constitute and shall not be offered or received against or to the prejudice of any of the Settling Defendants as evidence of, or construed as, or deemed to be evidence of, any presumption, concession, or admission of any kind by any Settling

Defendant, including with respect to the validity of any claim that has been or could have been asserted in the Actions or in any litigation, including but not limited to the Released Claims, or of any liability damages, negligence, fault or wrongdoing of any Defendant or any person or entity whatsoever, or of any infirmity in any of the Defendants’ defenses;

b)
do not constitute and shall not be offered or received against or to the prejudice of any of the Settling Defendants as evidence of a presumption, concession, or admission of any fault, misrepresentation, or omission;

c)	do not constitute and shall not be offered or received against or to the

5

prejudice of any of the Settling Defendants as evidence of an admission by any of those Settling Defendants with respect to the truth of any fact alleged in any of the Actions or the validity of any Released Claim, or the deficiency of any defense that has been or could have been asserted, or of  any  liability,  negligence,  fault,  or  wrongdoing  of  any of the Settling

Defendants;

d)
do not constitute and shall not be offered or received against or to the prejudice of the Settling Defendants as evidence of any liability, negligence, fault or wrongdoing, or in any way referred to for any other reason as against any of the Settling

Defendants, in any other civil, criminal or administrative action or proceeding, other than such proceedings as may be necessary to effectuate the provisions of the Stipulation; provided, however, that the Released Persons may refer to the

Stipulation to effectuate the release of the Released Claims and other liability protections granted them hereunder;

e)
do not constitute and shall not be offered or received against or to the prejudice of the Plaintiffs as an admission, concession,

or presumption against Plaintiffs that any of Plaintiffs’ claims are without merit or that Plaintiffs would not have been able to prevail on their claims at trial; and

f)	shall not, in the event of a Termination of the Settlement, be used by any Party for any purpose in any of the Actions.

14.               The Court finds that during the course of the Indiana State Court Action, the Parties and their counsel at all times complied with Indiana Trial Rule 11.
6

15.          Without any way affecting the finality of this Judgment, this Court shall retain jurisdiction with respect to implementation and enforcement of the terms of the Stipulation, and over the Parties and their counsel for purposes of implementing and enforcing the Settlement embodied in the Stipulation.
16.          Any order regarding the Fee and Expense Amount, or any appeal, modification or change of such an order, shall in no way disturb or affect the finality of this Judgment and shall be considered separate from this Judgment.
17.          The provisions of this Judgment constitute a full and complete adjudication of the matters considered and adjudged herein. The Clerk is hereby directed to enter this Judgment in the Record of Judgments and Orders and note the entry of the Judgment in the Chronological Case Summary and Judgment Docket.
SO ORDERED this __________ day of ________________, 2019

Hon. Heather A. Welch
Indiana Commercial Court
Marion Superior Court No. 1

7

Filed: 1/24/2019 3:36 PM
Clerk
Marion County, Indiana
Exhibit C

INDIANA COMMERCIAL COURT
STATE OF INDIANA	)	MARION COUNTY SUPERIOR COURT
) SS:
COUNTY OF MARION	)	LEAD CAUSE NO. 49D01-1708-CT-033115
)
IN RE CELADON GROUP, INC.	)
SHAREHOLDER DERIVATIVE LITIGATION	) Consolidated with:
)
) Cause No. 49D06-1709-CT-033758
________________________________________	)
) Judge Heather Welch
) Civil Division 1
This Document Relates to:	) City-County Bldg., W-441
)
ALL Actions	)
)

NOTICE OF PENDENCY OF STOCKHOLDER DERIVATIVE ACTION, PROPOSED SETTLEMENT OF STOCKHOLDER DERIVATIVE ACTION, SETTLEMENT HEARING, AND RIGHT TO APPEAR

TO:  ALL RECORD AND BENEFICIAL HOLDERS OF THE COMMON STOCK OF CELADON GROUP, INC. (“CELADON” OR THE “COMPANY”) AS OF THE CLOSE OF BUSINESS ON JANUARY 4, 2019 (“CURRENT CELADON STOCKHOLDERS”), EXCLUDING DEFENDANTS AND THEIR SUCCESSORS-IN-INTEREST.

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY.  THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF STOCKHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS.  YOUR RIGHTS MAY BE AFFECTED BY THE SETTLEMENT OF THE ACTIONS.

IF THE COURT APPROVES THE SETTLEMENT AND DISMISSAL OF THE STOCKHOLDER DERIVATIVE LITIGATION, CELADON STOCKHOLDERS WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS.  THIS ACTION IS NOT A “CLASS ACTION.”  THERE IS NO MONETARY RECOVERY OR COMMON FUND FROM WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

YOU ARE HEREBY NOTIFIED, pursuant to Rule 23.1 of the Indiana Rules of Trial Procedure and An Order of the Indiana Commercial Court venued in Marion County Superior Court 1 (the “Court”), of the pendency and settlement of (1) the above-captioned stockholder derivative action, which was brought by plaintiff Michael Miles on behalf of and for the benefit of the Company, and (2) additional stockholder derivative actions identified below pending in the Court of Chancery of the State of Delaware and the United States District Court for the Southern District of Indiana.  This Notice is not and should not be construed as an expression of any opinion by the Court with respect to the merits of the claims made in these actions, but is merely to advise you of the proposed Settlement and of your rights as a Current Celadon Stockholder.

PENDING ACTIONS
1.          On January 4, 2019, the Company, in its capacity as a nominal defendant, and the Individual Defendants, who are current and former officers and directors of the Company, entered into a Stipulation of Settlement (the “Stipulation”) in the shareholder derivative actions filed against certain current and former directors and officers of the Company, and against the Company as a nominal defendant in (1) the Indiana Commercial Court venued in Marion County Superior Court 1, titled In re Celadon Group, Inc. Shareholder Derivative Action filed in Lead Case No. 49D01-1708-CT-033115 (consolidated with Case No. 49D06-1709-CT-033758 (the “Hermas Complaint”)) (the “Indiana State Court Action”), (2) the Delaware Court of Chancery (the “Delaware Court”), titled Estrada v. Will, et al., Case No. 2017-0683-AGB (Del. Ch.) (the “Delaware Action”), and (3) the United States District Court for the Southern District of Indiana (the “Indiana Federal Court”), titled In re Celadon Group, Inc. Shareholder Derivative
1

Litigation, Lead Case No. 1:18-cv-01424-TWP-DLP (consolidated with No. 1:18-cv-01868-SEB-DLP) (the “Indiana Federal Court Action”).  The Miles Complaint has been designated as the Operative Complaint in the Indiana State Court Action.  The Indiana State Court Action, the Delaware Action, and the Indiana Federal Court Action collectively are referred to as the “Actions.”1
2.          This Notice does not describe all of the details of the Stipulation, which sets forth the background of the Actions and the full terms of the Settlement.  For full details of the matters discussed in this Notice, please see the full Stipulation, which is attached as an exhibit to a Current Report on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission (“SEC”) on January ___, 2019 and available for review on the “Investor” section of the Company’s website, www.celadontrucking.com, or contact Plaintiffs’ Settlement Counsel at the address listed below:
Shane Sanders
ROBBINS ARROYO LLP
540 Shoreham Place
San Diego, CA 92122

Timothy Brown
THE BROWN LAW FIRM, P.C.
240 Townsend Square
Oyster Bay, NY 11771

Erica Stone
THE ROSEN LAW FIRM, P.A
275 Madison Avenue, 34th Floor
New York, NY 10016

Samuel E. Bonderoff
ZAMANSKY LLC
50 Broadway, 32nd Floor
New York, NY 10004

BACKGROUND

3.          On August 28, 2017, Plaintiff Miles commenced in the Court the Indiana State Court Action, asserting claims derivatively on behalf of Celadon.  Plaintiff Miles alleged, in part, that the Individual Defendants, who are current and former officers and directors of the Company, breached their fiduciary duties and were unduly enriched.  Additional Celadon stockholders subsequently filed similar derivative actions with the Court, the Delaware Court, and the Indiana Federal Court, as set forth in Paragraph 1 above.  In addition to the Individual Defendants, the plaintiffs in the Delaware Action and the Indiana Federal Action named as a

1 All capitalized terms not otherwise defined in this Notice shall have the meaning provided in the Stipulation.
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defendant, BKD, LLP (“BKD”), the Company’s former independent auditor.  The plaintiffs in the Indiana Federal Action, in addition to asserting claims for breach of fiduciary duty against the Individual Defendants, asserted claims against (a) the Individual Defendants for violations of Section 14(a) of the Securities Exchange Act of 1934, unjust enrichment, abuse of control, gross mismanagement, and waste of corporate assets, and (b) against BKD for aiding and abetting the Individual Defendants’ alleged misconduct.
4.          In July 2018, the Parties engaged Robert A. Meyer, Esq. of JAMS (the “Mediator”), a well-respected and highly experienced mediator, to assist them in exploring a potential negotiated resolution of the Actions.  On August 9, 2018, counsel for the Parties attended an in-person, all-day mediation session with the Mediator in New York, New York in an attempt to reach a settlement.  The mediation involved an extended effort to settle the claims and was preceded by the exchange of mediation statements and other information by the Parties, as well as Plaintiffs’ submission of extensive settlement demands.  The Parties did not resolve the Actions at the August 9, 2018 mediation session, but continued discussions thereafter with Mr. Meyer’s input.  The Parties reached an agreement in principle to settle the claims against the Settling Defendants alleged in the Actions on August 15, 2018, pursuant to the terms set forth in a settlement term sheet, which became effective when executed by all parties as of September 26, 2018.
PLAINTIFFS’ SETTLEMENT COUNSEL’S INVESTIGATION

5.          Plaintiffs, through Plaintiffs’ Settlement Counsel, conducted a thorough investigation relating to the claims, defenses, and underlying events and transactions that are the subject of the Actions.  This process included, among other things:  (i) reviewing and analyzing documents filed publicly by Celadon with the SEC; (ii) reviewing and analyzing publicly available information, including press releases, news articles, and other public statements issued by or concerning the Defendants; (iii) reviewing and analyzing research reports issued by financial analysts concerning Celadon; (iv) reviewing and analyzing pleadings filed in other pending litigation naming certain Defendants in the Actions as defendants; (v) reviewing and analyzing documents and other confidential submissions provided by Celadon and/or the Individual Defendants in connection with the mediation (discussed above); (vi) researching the applicable law governing the Claims and potential defenses thereto; (vii) researching and drafting the respective shareholder derivative complaints filed in the Actions; (viii) researching corporate governance issues; (ix) preparing extensive settlement demands and corporate governance remedial measures proposals; (x) attending an in-person, full-day mediation and preparing comprehensive mediation statements in advance of the mediation; and (xi) engaging in extensive settlement discussions with Settling Defendants’ Counsel.
6.          Plaintiffs believe that the claims asserted in the Actions have substantial merit and that the information developed to date supports the claims asserted, and Plaintiffs’ entry into the Stipulation and Settlement is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the allegations and claims asserted in the Action.  However, Plaintiffs and Plaintiffs’ Settlement Counsel recognize the expense and length of continued proceedings necessary to prosecute the Actions through trial and appeals.  Plaintiffs and Plaintiffs’ Settlement Counsel have taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as the Actions, as well as the difficulties and
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delays inherent in such litigation.  Plaintiffs’ Settlement Counsel also are mindful of the problems of proof and the possible defenses to the claims and damages alleged in the Actions.  Finally, Plaintiffs and Plaintiffs’ Settlement Counsel have considered Celadon’s financial condition and circumstances, and the potential impact on the Company of indemnifying and/or advancing fees and expenses to each of the Individual Defendants in the event that litigation of the Actions continued, as well as the terms and limits of applicable insurance.
7.          Plaintiffs and Plaintiffs’ Settlement Counsel identified and negotiated the remedial governance measures set forth at Exhibit A to the Stipulation in order to address issues giving rise to the claims alleged in the Actions.  Plaintiffs and Plaintiffs’ Settlement Counsel therefore believe that the adoption of such remedial governance measures will confer substantial benefits on the Company and its shareholders.  Based on Plaintiffs’ Settlement Counsel’s thorough investigation, review, analysis, and evaluation of the relevant facts and circumstances, allegations, defenses, and controlling legal principles, Plaintiffs and Plaintiffs’ Settlement Counsel have determined that it is desirable to settle the Actions upon the terms and subject to the conditions set forth in the Stipulation.  Plaintiffs and Plaintiffs’ Settlement Counsel believe that the Settlement, including the remedial corporate governance measures, is fair, reasonable and adequate, confers substantial benefits upon Celadon, and is in the best interests of Celadon and its shareholders.
THE INDIVIDUAL DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

8.          Each Individual Defendant denies that he or she engaged in any wrongdoing or committed or caused any act or omission giving rise to any liability or violation of law, including the U.S. securities laws.  In addition, each Individual Defendant denies Plaintiffs’ allegations as to himself or herself.  However, in deciding to enter into the Settlement set forth in the Stipulation, the Individual Defendants have taken into account the uncertainty and risks inherent in any litigation, especially in complex cases such as the Actions, and have also concluded that further litigation would be burdensome, protracted, and expensive.  The Settlement and the Stipulation do not constitute any concession or admission of any wrongdoing or liability whatsoever by the Individual Defendants.
THE SETTLEMENT
I.	Remedial Governance Measures
9.          The Stipulation and the Settlement contemplated therein (the “Settlement”) provide that not later than thirty (30) days after the Effective Date, Celadon’s Board of Directors will adopt by resolution, or other means as appropriate, the remedial governance measures set forth in Exhibit A to the Stipulation and as Exhibit A hereto.  These measures shall remain in effect for not less than six (6) years and have been approved by Celadon’s entire Board of Directors.  Celadon and its Board of Directors acknowledge that the filing, prosecution, and resolution of the Actions were a substantial contributing factor in the adoption, implementation, and maintenance of these agreed upon remedial corporate governance measures, and that the measures confer a substantial benefit upon Celadon.
II.	Attorneys’ Fees and Expenses
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10.           In addition to the adoption of the remedial corporate governance measures set forth in Exhibit A to the Stipulation, the Settlement requires the Company to pay to Plaintiffs’ Settlement Counsel attorneys’ fees and expenses in the amount of $550,000 (the “Fee and Expense Amount”), subject to Court approval, and to pay Plaintiffs Service Awards in an amount not to exceed $1,500 each, which will be funded from the Fee and Expense Amount.
III.	Releases and Dismissal
11.          If the Settlement is approved, the Court will enter a Final Judgment.  Pursuant to the Judgment, upon the Effective Date of the Settlement, the Indiana State Court Action will be dismissed with prejudice and the following releases will occur:
Release of Claims by Plaintiffs, Celadon, and All Celadon Shareholders:  By operation of the Judgment, as of the Effective Date, Plaintiffs, Celadon, and all Celadon Shareholders, on behalf of themselves and each of their respective heirs, executors, trustees, administrators, predecessors, successors, and assigns, shall be deemed to have fully, finally, and forever waived, released, relinquished, discharged, and dismissed with prejudice each and every one of the Released Claims against each and every one of the Released Persons and shall forever be barred and enjoined from commencing, instituting, asserting, prosecuting, participating in, or maintaining any of the Released Claims against any of the Released Persons.

“Released Claims” means any and all claims, rights, demands, disputes, causes of action or liabilities of any kind, nature and character whatsoever, whether based on state, local, federal, statutory or common law, or any other law, rule or regulation, whether foreign or domestic, whether fixed or contingent, accrued or unaccrued, liquidated or unliquidated, at law or in equity, matured or unmatured, whether known or unknown including, without limitation, Unknown Claims (as defined below) (collectively, “Claims”) against any of the Released Persons that (i) were asserted or alleged in any of the complaints filed in the Actions, or (ii) could have been, or could in the future be, asserted or alleged in the Actions or in any other forum or proceeding by any Person (including but not limited to Plaintiffs) derivatively on behalf of Celadon, or by Celadon itself, and arise out of, or are related, directly or indirectly, in any way, to any of the allegations, transactions, facts, matters, actions, practices, conduct, events, disclosures, non-disclosures, occurrences, representations, statements, misrepresentations, acts, omissions, or failures to act that were asserted or alleged in any of the complaints filed in the Actions and relate to Celadon; provided, however, that Released Claims do not include (i) Claims relating to the enforcement of the Settlement; (ii) any federal securities law claims currently asserted in the class action entitled In re Celadon Group, Inc. Securities Litigation, Case No. 17-cv-02828-JFK (S.D.N.Y.); (iii) any governmental or regulatory agency’s claims, if any, in any criminal or civil action against any of the Released Persons, or the potential to recover therefrom; (iv) any rights or Claims by any Released Person relating to contribution, indemnification and/or advancement of legal fees and expenses from Celadon or its affiliates, and any defenses, counterclaims, and/or cross-claims by any Released Person relating thereto; or (v) any rights or Claims by any Released Person for insurance coverage from insurers or any insurance policy under which any Released Person may be covered, or any defenses by such insurers relating thereto.

“Released Persons” means (a) Celadon, (b) the Individual Defendants, (c) any person, partnership, firm, corporation, limited liability company, trust, or other entity or organization in
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which Celadon or any Individual Defendant has a controlling interest, and (d) with respect to each of the Persons in subsections (a), (b), and (c), their respective past or present directors, officers, employees, insurers, attorneys, partners, principals, trustees, affiliates, subsidiaries, parents, successors, predecessors, heirs, Immediate Family, and any trust of which any Individual Defendant is the settlor or which is for the benefit of any Individual Defendant’s Immediate Family.  For the avoidance of doubt, Released Persons (i) include Leslie Tarble (“Tarble”) and Michael Gabbei (“Gabbei”), who, together with the Individual Defendants, were named as defendants in the Hermas Complaint only, and (ii) does not include BKD, LLP, which was named a defendant in the Delaware Action and the Indiana Federal Action. The Parties agree that Tarble and Gabbei are express third-party beneficiaries of the Stipulation and shall be entitled to enforce the Stipulation with the same rights and remedies as if first-party signatories thereto.

Release of Claims by the Plaintiffs in their Individual Capacities against BKD, LLP:  By operation of the Judgment, as of the Effective Date, Plaintiffs, solely in their individual capacities and not derivatively on behalf of Celadon, on behalf of themselves and each of their respective heirs, executors, trustees, administrators, predecessors, successors, and assigns, shall be deemed to have fully, finally, and forever waived, released, relinquished, discharged, and dismissed with prejudice any and all Claims against BKD that Plaintiffs (i) asserted or alleged in any of the complaints in the Actions, or (ii) could have asserted or alleged in the Actions or in any other forum and arise out of, or are based upon, any of the allegations, transactions, facts, matters, actions, practices, conduct, events, disclosures, non-disclosures, occurrences, representations, statements, acts, omissions, or failures to act that were asserted or alleged in any of the complaints filed in in the Actions and relate to Celadon (the “Released BKD Claims”), and shall forever be barred and enjoined from commencing, instituting, asserting, prosecuting, participating in, or maintaining any of the Released BKD Claims against BKD.

Release of Claims by the Released Persons:  By operation of the Judgment, as of the Effective Date, the Released Persons, on behalf of themselves and each of their respective heirs, executors, trustees, administrators, predecessors, successors, and assigns, shall be deemed to have fully, finally, and forever waived, released, discharged, and dismissed each and every one of the Released Persons’ Claims against each and every one of the Released Plaintiff Parties and Celadon and shall forever be barred and enjoined from commencing, instituting, prosecuting, participating in, or maintaining any of the Released Persons’ Claims against any of the Released Plaintiff Parties and Celadon.

“Released Persons’ Claims”  means all Claims against the Released Plaintiffs’ Parties or Celadon that (i) were asserted or alleged in any of the complaints filed in the Actions, or (ii) could have been, or could in the future be, asserted or alleged in any of the Actions or in any other forum or proceeding by any of the Released Persons and arise out of or are related, directly or indirectly, in any way to any of the allegations, transactions, facts, matters, actions, practices, conduct, events, disclosures, non-disclosures, occurrences, representations, statements, misrepresentations, acts, omissions, or failures to act that were asserted or alleged in any of the complaints filed in the Actions and  relate to Celadon including Claims arising out of, relating to, or in connection with the institution, prosecution, or settlement of the Released Claims, provided, however, that Released Persons’ Claims do not include (i) Claims relating to the enforcement of the Settlement; (ii) any federal securities law claims currently asserted in the class action entitled
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In re Celadon Group, Inc. Securities Litigation, Case No. 17-cv-02828-JFK (S.D.N.Y.); (iii) any governmental or regulatory agency’s claims, if any, in any criminal or civil action against any of the Released Persons, or the potential to recover therefrom; (iv) any rights or Claims by any Released Person relating to contribution, indemnification and/or advancement of legal fees and expenses from Celadon or its affiliates, and any defenses, counterclaims, and/or cross-claims by any Released Person relating thereto; or (v) any rights or Claims by any Released Person for insurance coverage from insurers or any insurance policy under which any Released Person may be covered, or any defenses by such insurers relating thereto.

“Released Plaintiff Parties” means the Plaintiffs, Plaintiffs’ Counsel, and each of their respective past or present directors, officers, employees, insurers, attorneys, partners, principals, trustees, affiliates,  subsidiaries, parents, successors, predecessors, general or limited partners or partnerships, and limited liability companies; Immediate Family members, and heirs of any Released Plaintiff Party, as well as any trust of which any Released Plaintiff Party is the settlor or which is for the benefit of any of their Immediate Family members.

“Unknown Claims” means any Released Claims and/or Released Persons’ Claims that Plaintiffs, Celadon, any Celadon Shareholder (claiming in the right of, or on behalf of, Celadon), any Released Person, and/or any other Person does not know or suspect to exist in his, her or its favor at the time of the release of the Released Persons and Released Plaintiff Parties which, if known by him, her or it, might have affected his, her or its settlement with and release of the Released Persons and/or the Released Plaintiff Parties, or might have affected his, her or its decision not to object to this Settlement. Unknown Claims include those Claims in which some or all of the facts comprising the claim may be suspected, or even undisclosed or hidden. With respect to any and all Released Claims and Released Persons’ Claims the Parties stipulate and agree that, upon the Effective Date, they shall expressly waive, and every Celadon Shareholder shall be deemed to have, and by operation of the Final Judgment shall have, expressly waived the provisions, rights, and benefits of California Civil Code § 1542, which provides:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

The Parties shall expressly waive, and every Celadon Shareholder shall be deemed to have, and by operation of the Final Judgment shall have, expressly waived any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law or foreign law, which is similar, comparable or equivalent in effect to California Civil Code § 1542.  The Parties and/or any Celadon Shareholder may hereafter discover facts, legal theories, or authorities in addition to or different from those which he, she, or it now knows or believes to be true with respect to the subject matter of the Released Claims and/or the Released Persons’ Claims, but the Parties shall expressly have, and every Celadon Shareholder shall be deemed to have, and by operation of the Final Judgment shall have, fully, finally, and forever settled and released any and all Released Claims and/or Released Persons’ Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed, upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct
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which is negligent, reckless, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts, legal theories, or authorities.  The Parties acknowledge, and every Celadon Shareholder shall be deemed by operation of the Final Judgment to have acknowledged, that the inclusion of “Unknown Claims” in the definition of Released Claims and Released Persons’ Claims was separately bargained for and a key element of the Settlement.

12.          The Settlement is conditioned on the dismissal with prejudice of the Delaware Action, the Indiana Federal Court Action, and the Hermas Complaint, respectively.
SETTLEMENT HEARING AND RIGHT TO OBJECT
On _______, 2019, the Court entered an order preliminarily approving the Stipulation and the Settlement contemplated therein, and this Notice (the “Preliminary Approval Order”).  The Preliminary Approval Order further provides that the Court will hold a hearing (“Settlement Hearing”) on ____________, 2019 at ______ _.m., before the Honorable Heather Welch, in Courtroom W-407 of the Indiana Commercial Court venued in Marion County Superior Court 1, pursuant to Rule 23.1 of the Indiana Rules of Trial Procedure, to among other things: (i) determine whether the Settlement should be approved by the Court as fair, reasonable, adequate and in the best interests of the Company and its stockholders; (ii) consider any objections to the Settlement submitted in accordance with the Notice; (iii) determine whether a Final Judgment substantially in the form attached as Exhibit B to the Stipulation should be entered dismissing with prejudice all claims in the Indiana State Court Action and releasing (a) the Released Claims against the Released Persons, and (b) the Released Persons’ Claims against the Released Plaintiffs’ Parties and Celadon; (iv) consider the payment by the Company to Plaintiffs’ Settlement Counsel of attorneys’ fees and expenses in the amount of $550,000 the (“Fee and Expense Amount”); (v) consider the payment to Plaintiffs of Service Awards in an amount not to exceed $1,500 each, which will be funded from the Fee and Expense Amount; and (vi) consider any other matters that may properly be brought before the Court in connection with the Settlement.

13.          Any Celadon Shareholder who wishes to object to the fairness, reasonableness, or adequacy of the Settlement as set forth in the attached Stipulation, or to the proposed Fee and Expense Amount, may file an objection.  An objector must file with the Court a written statement of his, her or its objection(s): (a) clearly indicating that objector’s name, mailing address, daytime telephone number, and e-mail address (if any); (b) stating that the objector is objecting to the proposed Settlement or award of attorneys’ fees and expenses in In re Celadon Group, Inc. Shareholder Derivative Litigation filed in Lead Case No. 49D01-1708-CT-033115 (Indiana Commercial Court); (c) specifying the reason(s), if any, for each such objection made, including any legal support and/or evidence that such objector wishes to bring to the Court’s attention or introduce in support of such objection; and (d) identifying and supplying documentation showing how many shares of Celadon common stock the objector owned as of January 4, 2019, when the objector purchased or otherwise acquired such shares, and proof that the objector still owns such Celadon shares.
14.          The objector must file such objections and supporting documentation with the Clerk of the Court, Marion County Superior Court, Room 6, 200 E. Washington Street,
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Indianapolis, Indiana 46204 not later than twenty-one (21) days prior to the Settlement Hearing, and, by the same date, copies of all such papers must also be received by one of the following persons:
Plaintiffs’ Settlement Counsel:

Shane Sanders
ROBBINS ARROYO LLP
540 Shoreham Place
San Diego, CA 92122

Timothy Brown
THE BROWN LAW FIRM, P.C.
240 Townsend Square
Oyster Bay, NY 11771

Samuel E. Bonderoff
ZAMANSKY LLC
50 Broadway, 32nd Floor
New York, NY 10004

15.          An objector may file an objection on his, her or its own or through an attorney hired at his, her or its own expense. If an objector hires an attorney to represent him, her or it for the purposes of making such objection pursuant to this paragraph, the attorney must effect service of a notice of appearance on the counsel listed above and file such notice with the Court no later than twenty-one (21) days before the Settlement Hearing.  Any Celadon Shareholder who does not timely file and serve a written objection complying with the terms of this paragraph shall be deemed to have waived, and shall be foreclosed from raising, any objection to the Settlement, and any untimely objection shall be barred.  Any submissions by the Parties in opposition or response to objections shall be filed with the Court no later than seven (7) days before the Settlement Hearing.
16.          Any objector who files and serves a timely, written objection in accordance with the instructions above and herein, may appear at the Settlement Hearing either in person or through counsel retained at the objector’s expense.  Objectors need not attend the Settlement Hearing, however, in order to have their objections considered by the Court.  Timely objectors or their attorneys intending to appear at the Settlement Hearing are required to indicate in their written objection (or in a separate writing submitted to the counsel listed in the preceding paragraph no later than twenty-one (21) days prior to the Settlement Hearing) that they intend to appear at the Settlement Hearing and identify any witnesses they may call to testify and exhibits they intend to introduce into evidence at the Settlement Hearing.  Objectors or their attorneys intending to appear at the Settlement Hearing must also, no later than twenty-one (21) days prior to the Settlement Hearing, file with the Court, and serve upon counsel listed in the above paragraph, a notice of intention to appear, setting forth the name and address of anyone intending to appear.  Any objector who does not timely file and serve a written objection in accordance with the procedures described above and a notice of intention to appear in accordance with this
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paragraph shall not be permitted to appear at the Settlement Hearing, except for good cause shown.
17.          Unless the Court orders otherwise, any person or entity who or which does not make his, her, or its objection in the manner set forth above shall:  (a) be deemed to have waived and forfeited his, her, or its right to object to any aspect of the proposed Settlement or the Fee and Expense Amount; (b) be forever barred and foreclosed from objecting to the fairness, reasonableness, or adequacy of the Settlement, the Judgment to be entered approving the Settlement, or the Fee and Expense Amount; and (c) be deemed to have waived and forever barred and foreclosed from being heard, in this or any other proceeding, with respect to any matters concerning the Settlement or the requested or awarded attorneys’ fees and litigation expenses. If you are a current holder of Celadon common stock and do not take steps to appear in this action and object to the proposed Settlement, you will be bound by the Final Judgment of the Court, and from pursuing any of the Released Claims.
CONDITIONS FOR SETTLEMENT AND TERMINATION
18.          The Settlement is conditioned upon the occurrence of certain events described in the Stipulation, which requires, among other things: (1) final approval by the Court of the Settlement; (2) entry by the Court of the Judgment and the Judgment becoming Final; (3) the expiration of the time for the Parties to terminate the Settlement in accordance with the Stipulation; and (4) the dismissal with prejudice of the Delaware Action, the Indiana Federal Court Action, and the Hermas Complaint, and such dismissals becoming Final.  If the Settlement is terminated by Plaintiffs or the Settling Defendants in accordance with the terms of the Stipulation (a “Termination”):  (a) the Settlement shall be without force and effect upon the rights of the Parties, and none of the terms of the Stipulation (other than those set forth in Paragraphs 10-11, 25-27, 31, 34-36, 38-42, and 48 of the Stipulation ) shall be effective or enforceable; (b) the Parties shall revert to their litigation positions immediately prior to the Execution Date and no claims, rights or defenses, whether legal or equitable, of any of the Parties to the Stipulation that existed prior to executing the Stipulation shall be diminished or prejudiced in any way; and (c) within ten (10) business days from the date of such Termination, Plaintiffs’ Settlement Counsel shall return to Celadon any and all sums paid for Plaintiffs’ attorneys fees and expenses pursuant to Paragraphs 8 and 9 of the Stipulation.
19.          Plaintiffs shall have the option to terminate the Settlement, and thereby the Stipulation, in the event that Bankruptcy Proceedings are filed by or against Celadon (a) at any time prior to the entry of Final Judgment approving the Settlement, or (b) within ninety (90) days thereafter, provided that Plaintiffs shall have transmitted a Termination Notice to all other Parties within thirty (30) calendar days of such bankruptcy filing.
EXAMINATION OF PAPERS AND INQUIRIES

20.          This Notice does not purport to be a comprehensive description of the Actions, the allegations related thereto, or the terms of the Settlement.  For a more detailed statement of the matters involved in the Actions, you may view a copy of the Stipulation in the “Investor” section of the Company’s web site, www.celadontrucking.com.  You may also inspect the
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pleadings, the orders entered in the Indiana State Court Action, the Indiana Federal Action and the Delaware Action during regular business hours of each business day at the following:
Indiana State Action

Copy Clerk
City-County Building, W-122
200 E. Washington Street, Indianapolis, IN 46204
First floor, west wing of the City-County Building inside the main Clerk's Office
Phone: (317) 327-4740
Fax:  (317) 327-3893

Indiana Federal Action

Clerk’s Office
Public Work Station
46 E. Ohio Street, Room 105
Indianapolis, IN  46204
Phone:  (317) 229-3700
Fax:  (317) 229-3959
Copy request form:
http://www.insd.uscourts.gov/sites/insd/files/forms/CopyRequestForm9.1.2018.pdf

Delaware Action

Office of the Register in Chancery
Court of Chancery of the State of Delaware
Leonard L. Williams Justice Center (formerly New Castle County Courthouse)
500 North King Street
Wilmington, DE  19801
(302) 255-0544

If you have questions regarding the Action or the Settlement, you may write or contact Plaintiffs’ Settlement Counsel at the addresses listed above in Paragraph 14:

DO NOT CALL OR WRITE THE COURT REGARDING THIS NOTICE

BY ORDER OF THE COURT
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Filed: 1/24/2019 3:36 PM
Clerk
Marion County, Indiana
Exhibit D

INDIANA COMMERCIAL COURT
STATE OF INDIANA	)	MARION COUNTY SUPERIOR COURT
) SS:
COUNTY OF MARION	)	LEAD CAUSE NO. 49D01-1708-CT-033115
)
IN RE CELADON GROUP, INC.	)
SHAREHOLDER DERIVATIVE LITIGATION	) Consolidated with:
)
) Cause No. 49D06-1709-CT-033758
________________________________________	)
) Judge Heather Welch
) Civil Division 1
This Document Relates to:	) City-County Bldg., W-441
)
ALL Actions	)
)

SUMMARY NOTICE OF PENDENCY OF STOCKHOLDER DERIVATIVE ACTION, PROPOSED SETTLEMENT OF STOCKHOLDER DERIVATIVE ACTION, SETTLEMENT HEARING, AND RIGHT TO APPEAR
FOR PUBLICATION IN INVESTOR’S BUSINESS DAILY OR IN
A PRESS RELEASE ON GLOBENEWSWIRE

TO:  ALL RECORD AND BENEFICIAL HOLDERS OF THE COMMON STOCK OF CELADON GROUP, INC. (“CELADON” OR THE “COMPANY”) AS OF THE CLOSE OF BUSINESS ON JANUARY 4, 2019 (“CURRENT CELADON STOCKHOLDERS”), EXCLUDING DEFENDANTS AND THEIR SUCCESSORS-IN-INTEREST.

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY.  THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF STOCKHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS.  YOUR RIGHTS MAY BE AFFECTED BY THE SETTLEMENT OF THE ACTIONS.

IF THE COURT APPROVES THE SETTLEMENT AND DISMISSAL OF THE STOCKHOLDER DERIVATIVE LITIGATION, CELADON STOCKHOLDERS WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS.  THIS ACTION IS NOT A “CLASS ACTION.”  THERE IS NO MONETARY RECOVERY OR COMMON FUND FROM WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

YOU ARE HEREBY NOTIFIED, pursuant to Rule 23.1 of the Indiana Rules of Trial Procedure and An Order of the Indiana Commercial Court venued in Marion County Superior Court 1 (the “Court”), of the pendency and settlement of (1) the above-captioned stockholder derivative action, which was brought by plaintiff Michael Miles on behalf of and for the benefit of the Company, and (2) additional stockholder derivative actions identified below pending in the Court of Chancery of the State of Delaware and the United States District Court for the Southern District of Indiana.  This Notice is not and should not be construed as an expression of any opinion by the Court with respect to the merits of the claims made in these actions, but is merely provided to advise you of the proposed Settlement and of your rights as a Celadon Stockholder.

On January 4, 2019, the Company, in its capacity as a nominal defendant, and the Individual Defendants, who are current and former officers and directors of the Company, entered into a Stipulation of Settlement (the “Stipulation”) in the stockholder derivative actions filed against certain current and former directors and officers of the Company, and against the Company as a nominal defendant in (1) the Indiana Commercial Court venued in Marion County Superior Court 1, (the “Court”), titled In re Celadon Group, Inc. Shareholder Derivative Action filed in Lead Case No. 49D01-1708-CT-033115 (consolidated with Case No. 49D06-1709-CT-033758) (the “Indiana State Court Action”), (2) the Delaware Court of Chancery, titled Estrada v. Will, et al., Case No. 2017-0683-AGB (Del. Ch.) (the “Delaware Action”), and (3) the United States District Court for the Southern District of Indiana, titled In re Celadon Group, Inc. Shareholder
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Derivative Litigation, Lead Case No. 1:18-cv-01424-TWP-DLP (consolidated with No. 1:18-cv-01868-SEB-DLP) (the “Indiana Federal Court Action”).  The Indiana State Court Action, the Delaware Action, and the Indiana Federal Court Action collectively are referred to as the “Actions.”  All capitalized terms not otherwise defined in this Notice shall have the meaning provided in the Stipulation.

The Stipulation and the Settlement contemplated therein (the “Settlement”) provide (1) that not later than thirty (30) days after the Effective Date, Celadon will adopt by resolution, or other means as appropriate, the remedial corporate governance measures set forth in Exhibit A to the Stipulation, and pay Plaintiffs’ attorneys’ fees and expenses in the amount of $550,000 (the “Fee and Expense Amount”).

This is a summary Notice only.  A more detailed description of the Settlement terms is provided in the full Notice of Pendency of Stockholder Derivative Action, Proposed Settlement of Stockholder Derivative Action, Settlement Hearing and Right to Appear (the “Notice”).  Each of the Notice and the Stipulation has been filed as an exhibit to a Current Report on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission on _____, 2019, and the Notice and Stipulation are available for review on the “Investor” section of the Company’s website, www.celadontrucking.com.

On _______, 2019, the Court entered an order preliminarily approving the Stipulation and the Settlement contemplated therein, the Notice, and this Summary Notice (the “Preliminary Approval Order”).  The Preliminary Approval Order further provides that the Court will hold a hearing (“Settlement Hearing”) on _______, 2019 at _______ _.m., before the Honorable Heather Welch, in Courtroom W-441 of Indiana Commercial Court venued in the Marion County Superior Court 1, pursuant to Indiana Trial Rule 23.1, to among other things: (i) determine whether the Settlement should be approved by the Court as fair, reasonable, adequate and in the best interests of the Company and its stockholders; (ii) consider any objections to the Settlement submitted in accordance with the Notice; (iii) determine whether a Judgment substantially in the form attached as Exhibit B to the Stipulation should be entered dismissing with prejudice all claims in the Indiana State Court Action and releasing (a) the Released Claims against the Released Persons, and (b) the Released Persons’ Claims against the Released Plaintiffs’ Parties and Celadon; (iv) consider the payment to Plaintiffs’ Settlement Counsel of the Fee and Expense Amount; (v) consider the payment to Plaintiffs of Service Awards in an amount not to exceed $1,500 each, which will be funded from the Fee and Expense Amount; and (vi) consider any other matters that may properly be brought before the Court in connection with the Settlement.

Any objections to the proposed Settlement or Fee and Expense Amount must be filed with the Court and delivered to counsel identified below such that they are received not later than 21 days prior to the Settlement Hearing, in accordance with the instructions set forth in the Notice.
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DO NOT CALL OR WRITE THE COURT REGARDING THIS NOTICE

All questions regarding this Summary Notice and the Settlement should be made to Plaintiffs’ Settlement Counsel at the addresses listed below:

Shane Sanders
ROBBINS ARROYO LLP
540 Shoreham Place
San Diego, CA 92122

Timothy Brown
THE BROWN LAW FIRM, P.C.
240 Townsend Square
Oyster Bay, NY 11771

Samuel E. Bonderoff
ZAMANSKY LLC
50 Broadway, 32nd Floor
New York, NY 10004

BY ORDER OF THE COURT

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Filed: 1/24/2019 3:36 PM
Clerk
Marion County, Indiana
Exhibit E

INDIANA COMMERCIAL COURT
STATE OF INDIANA	)	MARION COUNTY SUPERIOR COURT
) SS:
COUNTY OF MARION	)	LEAD CAUSE NO. 49D01-1708-CT-033115
)
IN RE CELADON GROUP, INC.	)
SHAREHOLDER DERIVATIVE LITIGATION	) Consolidated with:
)
) Cause No. 49D06-1709-CT-033758
________________________________________	)
) Judge Heather Welch
) Civil Division 1
This Document Relates to:	) City-County Bldg., W-441
)
ALL Actions	)
)

[PROPOSED] ORDER PRELIMINARILY APPROVING SETTLEMENT
This matter came before the Court upon (1) the motion (the “Motion”) of Plaintiff Michael Miles for preliminary approval of the settlement (the “Settlement”) and entry of Judgment pursuant to the Stipulation of Settlement (the “Stipulation”) in the above-captioned action, titled In re Celadon Group, Inc. Shareholder Derivative Action, Lead Case No. 49D01-1708-CT-033115 (consolidated with Case No. 49D06-1709-CT-033758 (the “Hermas Complaint”)) (the “Indiana State Court Action”).1
The Court has reviewed the Motion and the Stipulation and attached exhibits, and otherwise being fully informed of the matters herein, and good cause appearing, IT IS THEREFORE HEREBY ORDERED as follows:
1.          This Court has jurisdiction over the subject matter of the Indiana State Court Action, and, per their agreement as set forth in the Stipulation, the Parties for purposes of implementing and enforcing the Settlement embodied in the Stipulation.
2.          Pursuant to this Court’s order dated November 17, 2017 and notices received from Plaintiffs’ Co-Lead Counsel, the Miles Complaint is designated as the Operative Complaint in the Indiana State Court Action.
3.          The Court does hereby preliminarily approve the Stipulation and proposed Settlement, subject to further consideration at the Settlement Hearing described below.
4.          A hearing (the “Settlement Hearing”) shall be held before this Court on _____________, 2019, at ____ _.m., in the Indiana Commercial Court venued in Marion County Superior Court 1, 200 E. Washington St. W-407, Indianapolis, Indiana 46204, to (a) determine whether the Settlement should be approved by the Court as fair, reasonable, adequate;

1 All capitalized terms not otherwise defined herein shall have the meaning provided in the Stipulation.
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(b) consider any objections to the Settlement submitted in accordance with the Notice; (c) determine whether Judgment substantially in the form attached as Exhibit B to the Stipulation should be entered dismissing with prejudice all claims in the Indiana State Court Action and releasing the Released Claims against the Released Persons, and the Released Persons’ Claims against the Released Plaintiff Parties or Celadon; (d) consider the agreed-to amount of attorneys’ fees and expenses to be paid to Plaintiffs’ Counsel in the amount of $550,000 (the “Fee and Expense Amount”); (v) consider the payment to Plaintiff Michael Miles, Plaintiff Nathaniel Estrada, Plaintiff Paul Brault, and Plaintiff John Detlefsen of Service Awards in an amount not to exceed $1,500 each, which will be funded from the Fee and Expense Amount; and (vi) consider any other matters that may properly be brought before the Court in connection with the Settlement.
5.          Within ten (10) days of the Court’s entry of the Preliminary Approval Order, Celadon shall provide notice of the Settlement set forth in the Stipulation to Celadon Shareholders by (a) filing a Form 8-K with the U.S Securities and Exchange Commission that includes the Notice and Stipulation, and (b) posting a copy of the Notice and the Stipulation on the “Investor” section of Celadon’s corporate website, which documents shall remain posted on the Company’s corporate website through the Effective Date of the Settlement.  Celadon also shall cause the Summary Notice to be published once in Investor’s Business Daily or in a press release on GlobeNewswire.  Celadon shall be solely responsible for paying the costs and expenses related to providing the notice set forth in this Paragraph.
6.          The Court approves, as to form and content, the Notice and the Summary Notice annexed to the Stipulation as Exhibits C and C-1, respectively, finds that the method of notice provided in paragraph 5 above is the best notice practicable, constitutes due and sufficient notice
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of the Settlement Hearing to all persons entitled to receive such a notice, and meets the requirements of Indiana Trial Rule 23.1, the United States Constitution, and other applicable law.
7.          Any Celadon Shareholder who wishes to object to the fairness, reasonableness, or adequacy of the Settlement as set forth in the attached Stipulation, or to the proposed Fee and Expense Amount, may file an objection.  An objector must file with the Court a written statement of his, her or its objection(s): (a) clearly indicating that objector’s name, mailing address, daytime telephone number, and e-mail address (if any); (b) stating that the objector is objecting to the proposed Settlement or Fee and Expense Amount in In re Celadon Group, Inc. Shareholder Derivative Litigation, Lead Case No. 49D01-1708-CT-033115 (Indiana Commercial Court venued in Marion County Superior Court 1); (c) specifying the reason(s), if any, for each such objection made, including any legal support and/or evidence that such objector wishes to bring to the Court’s attention or introduce in support of such objection; and (d) identifying and supplying documentation showing how many shares of Celadon common stock the objector owned as of January 4, 2019, when the objector purchased or otherwise acquired such shares, and proof that the objector still owns such Celadon shares.
8.          An objector may file an objection on his, her or its own or through an attorney hired at his, her or its own expense. If an objector hires an attorney to represent him, her or it for the purposes of making such objection pursuant to paragraph 7 above, the attorney must effect service of a notice of appearance on the counsel listed in paragraph 9 below and file such notice with the Court no later than twenty-one (21) days before the Settlement Hearing.  Any Celadon Shareholder who does not timely file and serve a written objection complying with the terms of paragraph 7 above and this paragraph shall be deemed to have waived, and shall be foreclosed from raising, any objection to the Settlement, and any untimely objection shall be barred.  Any
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submissions by the Parties in opposition or response to objections shall be filed with the Court no later than seven (7) days before the Settlement Hearing.
9.          Counsel for an objector must e-file any objection and comply with the timing and notice provisions below. The objector, if representing himself, must file such objections and supporting documentation in person or by mail with the Clerk of the Court, Marion County Superior Court, 200 E. Washington Street, Indianapolis, IN 46204, or by e-filing, which is encouraged by the Court (instructions at https://www.in.gov/judiciary/4313.htm) not later than twenty-one (21) days prior to the Settlement Hearing, and, by the same date, copies of all such papers must also be received by each of the following persons:
Plaintiffs’ Settlement Counsel:
Shane Sanders
ROBBINS ARROYO LLP
5040 Shoreham Place
San Diego, CA 92122

Timothy Brown
THE BROWN LAW FIRM, P.C.
240 Townsend Square
Oyster Bay, NY 11771

Samuel E. Bonderoff
ZAMANSKY LLC
50 Broadway, 32nd Floor
New York, NY 10004
10.          Any objector who files and serves a timely, written objection in accordance with the instructions above and herein, may appear at the Settlement Hearing either in person or through counsel retained at the objector’s expense.  Objectors need not attend the Settlement Hearing, however, in order to have their objections considered by the Court.  Timely objectors or their attorneys intending to appear at the Settlement Hearing are required to indicate in their
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written objection (or in a separate writing submitted to the counsel listed in the preceding paragraph no later than twenty-one (21) days prior to the Settlement Hearing) that they intend to appear at the Settlement Hearing and identify any witnesses they may call to testify and exhibits they intend to introduce into evidence at the Settlement Hearing.  Objectors or their attorneys intending to appear at the Settlement Hearing must also, no later than twenty-one (21) days prior to the Settlement Hearing, file with the Court, and serve upon counsel listed in the preceding paragraph, a notice of intention to appear, setting forth the name and address of anyone intending to appear.  Any objector who does not timely file and serve a written objection in accordance with the procedures described above and a notice of intention to appear in accordance with this paragraph shall not be permitted to appear at the Settlement Hearing, except for good cause shown.
11.          Unless the Court orders otherwise, any person or entity who or which does not make his, her, or its objection in the manner set forth above shall:  (a) be deemed to have waived and forfeited his, her, or its right to object to any aspect of the proposed Settlement or the Fee and Expense Amount; (b) be forever barred and foreclosed from objecting to the fairness, reasonableness, or adequacy of the Settlement, the Judgment to be entered approving the Settlement, or the Fee and Expense Amount; and (c) be deemed to have waived and forever barred and foreclosed from being heard, in this or any other proceeding, with respect to any matters concerning the Settlement or the Fee and Expense Amount.
12.          Pending the Effective Date of the Stipulation or the termination of the Stipulation according to its terms, (a) Plaintiffs and other Celadon shareholders are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any of Released Claims against the Released Persons; and (b)
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the Released Persons are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any of the Released Persons’ Claims against the Released Plaintiff Parties and Celadon.
13.          The Court may approve the Settlement, with such modifications as may be agreed to by the Parties, if appropriate, without further notice to Celadon Shareholders.
14.          If the Settlement is terminated by Plaintiffs or the Settling Defendants pursuant to the terms of the Stipulation (a “Termination”): (a) the Settlement shall be without force and effect upon the rights of the Parties, and none of its terms (other than those set forth in paragraphs 10-11, 25-27, 31, 34-36, 38-42, and 48 of the Stipulation ) shall be effective or enforceable, and (b) the Parties shall revert to their litigation positions immediately prior to the Execution Date and no claims, rights or defenses, whether legal or equitable, of any of the Parties to the Stipulation that existed prior to executing the Stipulation shall be diminished or prejudiced in any way.
15.          If, and when, as a result of any appeal and/or further proceedings on remand, or successful collateral attack or otherwise, the Fee and Expense Amount is overturned, reduced or does not become Final for any reason, or if the Settlement is terminated, not approved by the Court, or otherwise does not become effective pursuant to paragraph 19 of the Stipulation, then, within ten (10) business days after receiving notice from Celadon’s counsel or from a court of appropriate jurisdiction of such event, Plaintiffs’ Counsel shall refund to Celadon in an amount consistent with such reversal or modification, the portion of the Fee and Expense Amount paid to them.
16.          All proceedings in the Indiana State Court Action are stayed until further order of the Court, except as may be necessary to implement the Settlement or comply with the terms of
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the Stipulation and this Order.
17.          Neither the Settlement, the Stipulation, nor any of its terms or provisions, nor any of the negotiations or proceedings connected with it, shall be construed as an admission by any Party to the Stipulation as to the merits of any claim or defense or otherwise as provided in paragraphs 26-27 of the Stipulation.
18.          The Court reserves the right to approve the Stipulation and Settlement with modifications agreed to by the Parties and without further notice to any Celadon Shareholders.  The Court further reserves the right to adjourn the date of the Settlement Hearing without further notice to Celadon Shareholders, and retains jurisdiction to consider all further matters related to the Indiana State Court Action or the Settlement.

IT IS SO ORDERED.

DATED: __________, 2019
The Honorable Heather Welch, Indiana Commercial Court venued in Marion County Superior Court 1

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